Annual Report March 31, 2009

EATON VANCE

LIMITED

MATURITY

MUNICIPALS

FUNDS

AMT-Free

National

IMPORTANT NOTICES REGARDING PRIVACY,
DELIVERY OF SHAREHOLDER DOCUMENTS,
PORTFOLIO HOLDINGS, AND PROXY VOTING

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

Only such information received from you, through application forms or otherwise, and information about
your	Eaton Vance fund transactions will be collected. This may include information such as name, address,
social	security number, tax status, account balances and transactions.
None of such information about you (or former customers) will be disclosed to anyone, except as permitted
by	law (which includes disclosure to employees necessary to service your account). In the normal course of
servicing	a customer’s account, Eaton Vance may share information with unaffiliated third parties that
perform	various required services such as transfer agents, custodians and broker/dealers.
Policies and procedures (including physical, electronic and procedural safeguards) are in place that are
designed	to protect the confidentiality of such information.
We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers
may	want to review our Policy periodically for changes by accessing the link on our homepage:
www.	eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc.

In addition, our Privacy Policy only applies to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise.

If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser.

Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio (if applicable) will file a schedule of its portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

table of contents

Management’s Discussion of Fund Performance	2
Performance Information and Portfolio Composition
AMT-Free	4
National	6
Fund Expenses	8
Financial Statements	10
Federal Tax Information	39
Special Meeting of Shareholders	40
Board of Trustees’ Annual Approval
of the Investment Advisory Agreements	41
Management and Organization	47

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

management’s discussion of fund performance

Economic and Market Conditions

The 12-month period ending March 31, 2009, had more than its share of economic and market upheaval . For instance, the U .S . economy, as measured by gross domestic product (GDP), contracted sharply in both the fourth quarter of 2008 and the first quarter of 2009 by 6 .2% and 6 .1%, respectively, after a 0 .3% decline in the third quarter of 2008, according to the U .S . Department of Commerce . The first quarter 2009 figure was a preliminary estimate . Most of the major GDP components contributed to the decline, but a sharp downturn in consumer spending was particularly influential and continued to weigh on the economy in early 2009 . While high commodity prices eased since their summertime peaks, consumers continued to pare spending as they remained cautious of what increasingly became a weaker economic environment . Rising unemployment levels, at a five-year high at period end, led to constrained personal consumption and overall economic contraction . For much of the past 12 months, the housing market weighed on the economy, with new and existing home sales falling especially hard in the second half of calendar 2008 .

In the first quarter of 2009, the U .S . economy began showing some signs of life . Although most economists forecast anemic growth for the remainder of the year, some of the data turned more positive early on . February was a particularly strong month for economic data: factory orders increased 1 .8%; new home sales rose 4 .7% — the first increase in seven months; and existing home sales surged 5 .1%, the largest monthly gain since 2003 . The upturn in the housing market was bolstered by historically low mortgage rates, an $8,000 tax credit for first-time home buyers that was part of President Obama’s stimulus legislation, and a plethora of distressed properties on the market .

For the year ending March 31, 2009, the capital markets experienced steep declines, followed by a welcome rally during the final three and a half months of the period . The fall of 2008 witnessed a number of distressing events, resulting in a freefall in both the credit and equity markets . Several calamitous events occurred in September alone, including the federal takeover of federally chartered mortgage giants Fannie Mae and Freddie Mac, the bankruptcy of Lehman Brothers, and the announcement by Bank of America that it was acquiring Merrill Lynch . These actions, along with several other corporate shakeups, bank failures and bailouts, drastically redefined the Wall Street landscape . In response, the U .S . government enacted a number of bold stimulus programs . Last fall, Congress approved a $700 billion program authorizing the federal government to purchase troubled assets from financial institutions, a program that continued to evolve since the bill was enacted into law. On February 17, 2009, President Obama signed an historic $787 billion stimulus program into law and outlined a $50 billion foreclosure rescue plan . Additionally, between March 31, 2008, and December 31, 2008, the U .S . Federal Reserve (the Fed) lowered the federal funds rate to a range of 0 .0% to 0 .25% from 2 .25% . Also during the 12-month period, the Fed took extraordinary actions through a variety of innovative lending techniques in an attempt to ease the credit crisis .

Management Discussion

Relative to the Funds’ primary benchmark, the Barclays Capital 7-Year Municipal Bond Index1 (the Index) – a broad-based, unmanaged index of intermediate-maturity municipal bonds – the Funds under-performed for the year ending March 31, 2009 . As a result of an active management style that focuses on income and longer call protection, the Funds generally hold longer-duration intermediate-maturity bonds relative to other intermediate bond funds . Much of their underperformance occurred in the first nine months of the period and, management believes, can be attributed to the shift of investors’ capital into shorter-maturity bonds — a result of the broader-based credit crisis — during this period . The move to shorter-term investments was originally driven by uncertainty surrounding financial companies’ exposure to subprime mortgage-backed debt but later spread to the muni market when major municipal bond insurers suffered rating downgrades due to their exposure to mortgage-related structured products . In addition, management has historically used Treasury futures to seek to offset interest-rate volatility associated with investing in longer-maturity municipal bonds . Investors’ flight to quality during the first nine months of the year pushed Treasury yields to historic lows, causing the Funds’ Treasury futures positions to detract from performance for the year as a whole .

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

1Formerly called Lehman Brothers 7-Year Municipal Bond Index. It is not possible to invest directly in an Index.

The views expressed throughout this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Funds’ current or future investments and may change due to active management.

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

management’s discussion of fund performance

Since mid-December 2008, however, the municipal market rallied considerably, and Eaton Vance’s Limited Maturity Municipal Funds outperformed the Index . A number of factors appeared to be at work in the market’s rebound . Municipal demand, while anemic for much of last year, returned in dramatic fashion during the first quarter of 2009 . Retail muni investors — those who buy municipal bonds directly or through managed products such as mutual funds — were the predominant force behind the renewed demand . While many retail investors fled the market in 2008 as a result of market volatility and intimidating news reports, the perception of risk began to mitigate during the early stages of the new year. While institutional demand was largely absent during the first quarter of 2009 — as it was for much of 2008 — retail purchases kept overall demand levels strong .

Against this backdrop, we continue to manage our municipal funds with the same relative value approach that we have traditionally employed, maintaining a long-term perspective when markets exhibit extreme short-term volatility. We believe this approach has provided excellent long-term benefits to our investors over time . Furthermore, we believe that the 138 .9% yield ratio of insured municipal bonds to 30-year Treasuries as of March 31, 2009 — as compared with the long-term average of 85%-90% — indicates that there is still relative value in municipal bonds when compared with their taxable counterparts .1

1 Source: Bloomberg L.P. Yields are a compilation of a representative variety of general obligations and are not necessarily representative of a Fund’s yield.

Eaton Vance AMT-Free Limited Maturity Municipals Fund as of March 31, 2009

performance information

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital 7-Year Municipal Bond Index, an unmanaged market index of intermediate-maturity municipal obligations. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B and in the Barclays Capital 7-Year Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

portfolio manager: craig r. brandon, cfa

fund performance[1]	Class A	Class B	Class C
Share Class Symbol	EXFLX	ELFLX	EZFLX
Average Annual Total Returns (at net asset value)
One Year	-0.33%	-1.10%	-1.02%
Five Years	1.75	0.98	1.00
Ten Years	3.27	2.50	2.49
Life of Fund†	3.72	3.36	2.78
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year	-2.59%	-3.97%	-1.98%
Five Years	1.29	0.98	1.00
Ten Years	3.03	2.50	2.49
Life of Fund†	3.54	3.36	2.78
† Inception dates: Class A: 6/27/96; Class B: 5/29/92; Class C: 12/8/93 total annual
operating expenses[2]	Class A	Class B	Class C

Expense Ratio	0.92%	1.67%	1.67%

distribution rates/Yields	Class A	Class B	Class C

Distribution Rate[3]	3.96%	3.21%	3.21%
Taxable-Equivalent Distribution Rate[3,4]	6.09	4.94	4.94
SEC 30-day Yield[5]	3.28	2.60	2.61
Taxable-Equivalent SEC 30-day Yield[4,5]	5.05	4.00	4.02

Index Performance[6] (Average Annual Total Returns)
Barclays Capital 7-Year Municipal Bond Index
One Year	5.53%
Five Years	3.90
Ten Years	4.95

Lipper Averages[7] (Average Annual Total Returns)
Lipper Intermediate Municipal Debt Funds Classification
One Year	1.33%
Five Years	2.31
Ten Years	3.63

Comparison of Change in Value of a $10,000 Investment in Eaton Vance AMT-Free Limited Maturity Municipals Fund Class B vs. Barclays Capital 7-Year Municipal Bond Index*

*Source: Lipper, Inc. Class B of the Fund commenced operations on 5/29/92.

A $10,000 hypothetical investment at net asset value in Class A and Class C on 3/31/99 would have been valued at $13,800 ($13,490 at the maximum offering price) and $12,796, respectively, on 3/31/09. It is not possible to invest directly in an Index. The Index’s total return does not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 2.25% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 2.25% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 3% - 1st year; 2.5% - 2nd year; 2% - 3rd year; 1% - 4th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. 2 Source: Prospectus dated 8/1/08. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Index’s total return does not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Intermediate Municipal Debt Funds Classification contained 161, 130 and 76 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance AMT-Free Limited Maturity Municipals Fund as of March 31, 2009

portfolio composition

Rating Distribution1

By total investments

Fund Statistics

• Number of Issues:	82
• Average Maturity:	12.0 years
• Average Effective Maturity:	9.0 years
• Average Rating:	AA
• Average Call Protection:	8.3 years
• Average Dollar Price:	$104.18

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Although the investment adviser considers ratings when making investment decisions, it performs its own credit and investment analysis and does not rely primarily on the ratings assigned by the rating services. Credit quality can change from time to time, and recently issued credit ratings may not fully reflect the actual risks posed by a particular security or the issuer’s current financial condition.

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

performance information

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital 7-Year Municipal Bond Index, an unmanaged market index of intermediate-maturity municipal obligations. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B and in the Barclays Capital 7-Year Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on Fund distributions or redemptions of Fund shares.

portfolio manager: William H. ahern, Jr., cfa

fund performance[1]	Class A	Class B	Class C
Share Class Symbol	EXNAX	ELNAX	EZNAX
Average Annual Total Returns (at net asset value)
One Year	-3.50%	-4.34%	-4.20%
Five Years	1.56	0.78	0.79
Ten Years	3.17	2.38	2.38
Life of Fund†	3.91	3.54	2.87
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year	-5.68%	-7.12%	-5.13%
Five Years	1.10	0.78	0.79
Ten Years	2.94	2.38	2.38
Life of Fund†	3.72	3.54	2.87
† Inception dates: Class A: 6/27/96; Class B: 5/22/92; Class C: 12/8/93 total annual
operating expenses[2]	Class A	Class B	Class C

Expense Ratio	0.76%	1.51%	1.51%

distribution rates/Yields	Class A	Class B	Class C

Distribution Rate[3]	4.29%	3.54%	3.53%
Taxable-Equivalent Distribution Rate[3,4]	6.60	5.45	5.43
SEC 30-day Yield[5]	4.13	3.47	3.47
Taxable-Equivalent SEC 30-day Yield[4,5]	6.35	5.34	5.34

Index Performance[6] (Average Annual Total Returns)
Barclays Capital 7-Year Municipal Bond Index
One Year	5.53%
Five Years	3.90
Ten Years	4.95

Lipper Averages[7] (Average Annual Total Returns)
Lipper Intermediate Municipal Debt Funds Classification
One Year	1.33%
Five Years	2.31
Ten Years	3.63

Comparison of Change in Value of a $10,000 Investment in Eaton Vance National Limited Maturity Municipals Fund Class B vs. Barclays Capital 7-Year Municipal Bond Index*

*Source: Lipper, Inc. Class B of the Fund commenced operations on 5/22/92.

A $10,000 hypothetical investment at net asset value in Class A and Class C on 3/31/99 would have been valued at $13,670 ($13,363 at the maximum offering price) and $12,652, respectively, on 3/31/09. It is not possible to invest directly in an Index. The Index’s total return does not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 2.25% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 2.25% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 3% - 1st year; 2.5% - 2nd year; 2% - 3rd year; 1% - 4th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. 2 Source: Prospectus dated 8/1/08. Includes interest expense of 0.05% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with inverse floater securities transactions by the Fund. The Fund also records offsetting interest income relating to the municipal obligations underlying such transactions, and as a result, net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Index’s total return does not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Intermediate Municipal Debt Funds Classification contained 161, 130 and 76 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

portfolio composition

Rating Distribution*1

By total investments

*

The rating distribution presented above includes the ratings of securities held by spe- cial purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution at 3/31/09, is as follows, and the average rating is AA.

AAA	19.6%	B	0.8%
AA	40.0%	CCC	0.1%
A	17.3%	Not Rated	7.3%
BBB	14.9%

Fund Statistics2

• Number of Issues:	233
• Average Maturity:	11.7 years
• Average Effective Maturity:	9.1 years
• Average Call Protection:	7.4 years
• Average Dollar Price:	$97.19
• TOB Leverage[3] :	0.8%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Although the investment adviser considers ratings when making investment decisions, it performs its own credit and investment analysis and does not rely primarily on the ratings assigned by the rating services. Credit quality can change from time to time, and recently issued credit ratings may not fully reflect the actual risks posed by a particular security or the issuer’s current financial condition.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. Tender option bonds (TOBs) are a form of investment leverage that create an opportunity for increased income but, at the same time, create special risks (including the likelihood of greater volatility of net asset value).

TOB leverage represents the amount of Floating Rate Notes outstanding at 3/31/09 as a percentage of the Fund’s net assets plus Floating Rate Notes.

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

FUN D EXP ENSES

Example: As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (October 1, 2008 — March 31, 2009).

Actual Expenses: The first section of each table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Eaton Vance AMT-Free Limited Maturity Municipals Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(10/1/08)	(3/31/09)	(10/1/08 – 3/31/09)

Actual
Class A	$1,000.00	$1,039.20	$4.37
Class B	$1,000.00	$1,035.20	$7.97
Class C	$1,000.00	$1,036.30	$8.17

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,020.60	$4.33
Class B	$1,000.00	$1,017.10	$7.90
Class C	$1,000.00	$1,016.90	$8.10

*

Expenses are equal to the Fund’s annualized expense ratio of 0.86% for Class A shares, 1.57% for Class B shares and 1.61% for Class C shares, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on September 30, 2008.

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

FUN D EXP ENSES CO N T ’ D

	Eaton Vance National Limited Maturity Municipals Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(10/1/08)	(3/31/09)	(10/1/08 – 3/31/09)

Actual
Class A	$1,000.00	$998.80	$3.69
Class B	$1,000.00	$994.90	$7.41
Class C	$1,000.00	$995.60	$7.41

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.20	$3.73
Class B	$1,000.00	$1,017.50	$7.49
Class C	$1,000.00	$1,017.50	$7.49

*

Expenses are equal to the Fund’s annualized expense ratio of 0.74% for Class A shares, 1.49% for Class B shares and 1.49% for Class C shares, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on September 30, 2008.

Eaton Vance AMT-Free Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS

Tax	- Exe mpt Inve stme nts — 97 . 9%

	Principal Amount
	(000’s omitted)	Security	Value

	Bond Bank — 4.0%
	$1,000	Idaho Board Bank Authority, 5.00%, 9/15/22	$1,060,120
	1,255	Virginia Resources Authority Infrastructure Revenue,
		5.25%, 11/1/26	1,346,766
			$2,406,886

	Education — 9.9%
	$280	Indiana University, IN, 5.00%, 8/1/20	$302,590
	1,000	Massachusetts Health and Educational Facilities
		Authority, (Harvard University), 5.25%, 11/15/19	1,164,180
	1,000	Missouri Health and Educational Facilities Authority,
		(Washington University), 5.25%, 3/15/18	1,176,400
	1,000	New York Dormitory Authority, (State University
		Educational Facilities), 5.25% to 5/15/12
		(Put Date), 11/15/23	1,056,090
	150	Purdue University, IN, 5.00%, 7/1/21	160,938
	1,000	University of Houston, TX, 5.00%, 2/15/21	1,073,340
	1,000	University of Pittsburgh, PA, 5.25%, 9/15/23	1,062,840
			$5,996,378

	Electric Utilities — 12.3%
	$670	California Department of Water Resource Power
		Supply, 5.00%, 5/1/22	$684,894
	1,000	Chesterfield County, VA, Industrial Development
		Authority, (Virginia Electric and Power Co.),
		5.50%, 10/1/09	1,001,950
	1,000	Connecticut State Development Authority, (United
		Illuminating Co.), 5.75% to 2/1/12 (Put Date),
		6/1/26	1,000,480
	1,000	Energy Northwest Electric Revenue, WA, (Columbia
		Station), 5.00%, 7/1/24(1)	1,015,110
	1,000	Municipal Electric Authority of Georgia,
		5.25%, 1/1/21	1,051,000
	500	Puerto Rico Electric Power Authority, 5.00%, 7/1/23	433,880
	1,000	Salt River, AZ, Agricultural Improvements and Power
		District, 5.00%, 1/1/21	1,081,700
	1,000	Seattle, WA, Municipal Light and Power Revenue,
		5.25%, 4/1/20	1,093,570
	135	Titus County, TX, Fresh Water Supply District,
		4.50%, 7/1/11	133,867
			$7,496,451

Principal Amount
(000’s omitted)		Security	Value

Escrowed / Prerefunded — 3.9%
$1,000		Tobacco Settlement Financing Corp., NJ, Prerefunded
		to 6/1/13, 6.75%, 6/1/39	$1,201,470
1,000		Triborough Bridge and Tunnel Authority, NY,
		Prerefunded to 1/1/22, 5.50%, 1/1/30	1,183,270
			$2,384,740

General Obligations — 4.9%
$250		Henrico County, VA, (Public Improvements),
		5.00%, 12/1/20	$283,083
2,000	Salem	-Keizer, OR, School District No. 24J,
		0.00%, 6/15/17	1,452,780
500		Seattle, WA, 5.00%, 12/1/22	539,070
645		Will Grundy ETC Counties, IL, Community College
		District No. 525, 5.50%, 6/1/18	728,263
			$3,003,196

Health Care-Miscellaneous — 0.1%
$100		Puerto Rico Infrastructure Financing Authority, (Mepsi
		Campus Project), 6.25%, 10/1/24	$77,772
			$77,772

Hospital — 5.2%
$1,000		California Health Facilities Financing Authority,
		(Catholic Healthcare), 5.125%, 7/1/22	$972,010
1,000		Highlands County, FL, Health Facilities Authority,
		(Adventist Health), 5.00%, 11/15/20	969,940
275		Kent, MI, Hospital Finance Authority, (Spectrum
		Health), 5.50% to 1/15/15 (Put Date), 1/15/47	280,637
480		Massachusetts Health and Educational Facilities
		Authority, (Caregroup, Inc.), 5.375%, 7/1/21	443,405
500		West Orange, FL, Healthcare District, 5.50%, 2/1/10	505,205
			$3,171,197

Insured-Education — 3.6%
$1,000		New York Dormitory Authority, (New York University),
		(AMBAC), 5.50%, 7/1/22	$1,115,350
1,000		Texas University Systems Financing Revenue, (FSA),
		5.00%, 3/15/21	1,058,680
			$2,174,030

S e e	notes	to	financ ial	statem e nts
10

Eaton Vance AMT-Free Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities — 4.9%
$1,000	North Carolina Eastern Municipal Power Agency,
	(AGC), 5.25%, 1/1/19	$1,042,660
1,000	Northern Municipal Power Agency, MN, (AGC),
	5.00%, 1/1/21	1,013,370
850	South Carolina Public Service Authority, (FSA),
	5.00%, 1/1/20	916,096
		$2,972,126

Insured-General Obligations — 5.9%
$1,000	Massachusetts, (AMBAC), 5.50%, 12/1/23	$1,139,090
750	Miami-Dade County, FL, (Fire and Rescue Service
	District), (AMBAC), 5.25%, 4/1/17	813,217
500	New York, NY, (FSA), 5.00%, 4/1/22	511,255
1,000	Philadelphia, PA, (AGC), 5.50%, 7/15/16	1,097,670
		$3,561,232

Insured-Other Revenue — 3.0%
$490	Louisiana Citizens Property, (AMBAC),
	5.00%, 6/1/22	$438,178
1,000	New York, NY, Industrial Development Agency,
	(Yankee Stadium), (AGC), 0.00%, 3/1/12	900,060
500	Saint Johns County, FL, Industrial Development
Authority, (Professional Golf Hall of Fame), (NPFG),
	5.00%, 9/1/20	511,470
		$1,849,708

Insured-Special Tax Revenue — 6.2%
$1,755	Julington Creek Plantation, FL, Community
	Development District, (NPFG), 4.75%, 5/1/19	$1,578,412
700	Mesa, AZ, Street and Highway Revenue, (FSA),
	5.00%, 7/1/20	759,570
1,000	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 5.50%, 7/1/23	910,470
500	Tamarac, FL, Sales Tax, (FGIC), (NPFG),
	5.00%, 4/1/18	516,430
		$3,764,882

Insured-Transportation — 2.5%
$1,000	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway
	Trust Fund), (AGC), 5.25%, 7/15/21	$1,089,810
420	New Orleans, LA, Aviation Board Revenue, (AGC),
	6.00%, 1/1/23	425,519
		$1,515,329

Principal Amount
(000’s omitted)	Security	Value

Insured-Water and Sewer — 5.7%
$1,000	Bossier City, LA, Utilities Revenue, (BHAC),
	5.00%, 10/1/21	$1,068,440
1,000	Portland, OR, Sewer System Revenue, (FSA),
	5.00%, 6/15/23	1,070,430
1,000	Sunrise, FL, Utilities Systems, (AMBAC),
	5.50%, 10/1/18	1,069,040
250	Tallahassee, FL, Consolidated Utility System, (FGIC),
	(NPFG), 5.50%, 10/1/19	279,915
		$3,487,825

Nursing Home — 0.4%
$235	Orange County, FL, Health Facilities Authority,
	(Westminster Community Care Services),
	6.50%, 4/1/12	$231,776
		$231,776

Other Revenue — 2.1%
$965	Buckeye, OH, Tobacco Settlement Financing Authority,
	5.125%, 6/1/24	$691,432
530	Virginia Public Building Authority, Public Facilities
	Revenue, 5.25%, 8/1/20	600,257
		$1,291,689

Senior Living / Life Care — 0.5%
$590	North Miami, FL, Health Care Facilities Authority,
	(Imperial Club), 6.125%, 1/1/42	$329,916
		$329,916

Special Tax Revenue — 5.8%
$420	Arbor Greene, FL, Community Development District,
	5.00%, 5/1/19	$365,308
310	Concorde Estates, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/11	164,861
80	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21	74,065
150	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10	103,848
230	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12	144,601
130	FishHawk, FL, Community Development District II,
	5.125%, 11/1/09	104,169
60	Longleaf, FL, Community Development District,
	6.20%, 5/1/09	58,452
500	Mahoning County, OH, (Sales Tax), 5.60%, 12/1/11	516,370
1,000	Massachusetts Transportation Authority,
	5.25%, 7/1/20	1,152,470

S e e	notes	to	financ ial	statem e nts
11

Eaton Vance AMT-Free Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$170	New River, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/13	$70,611
275	North Springs, FL, Improvement District, (Heron Bay),
	7.00%, 5/1/19	268,301
140	North Springs, FL, Improvement District, (Heron Bay
	North Assessment Area), 5.00%, 5/1/14	114,139
100	Poinciana West, FL, West Community Development
	District, 5.875%, 5/1/22	77,882
100	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.10%, 5/1/11	52,089
115	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.50%, 11/1/10	100,213
520	Tison’s Landing, FL, Community Development District,
	(Capital Improvements), 5.00%, 11/1/11(2)	190,981
		$3,558,360

Transportation — 9.1%
$1,000	Maryland Transportation Authority, 5.25%, 3/1/19	$1,165,130
1,000	Ohio Major New Street Infrastructure Project Revenue,
	5.75%, 6/15/19	1,156,870
1,000	Phoenix, AZ, Civic Improvements Corp.,
	5.00%, 7/1/21	1,047,450
1,000	Port Authority of New York and New Jersey,
	5.00%, 7/15/23	1,045,980
1,000	Texas State Transportation Commission First Tier,
	5.00%, 4/1/21	1,092,740
		$5,508,170

Water and Sewer — 7.9%
$750	Austin, TX, Water and Wastewater System Revenue,
	5.00%, 11/15/21	$804,877
1,000	Fairfax County, VA, Water Revenue, 5.25%, 4/1/23	1,136,810
600	Massachusetts Water Pollution Abatement Trust,
	5.25%, 8/1/19	696,462
970	New York, NY, Municipal Water Finance,
	5.00%, 6/15/21	1,019,451
1,000	New York Environmental Facilities Corp., Clean Water,
	5.50%, 6/15/16	1,164,320
		$4,821,920

Total Tax-Exempt Investments — 97.9%
(identified cost $58,718,898)		$59,603,583

Other Assets, Less Liabilities — 2.1%		$1,289,325

Net Assets — 100.0%		$60,892,908

Industry and sector classifications included in the Portfolio of Investments are unaudited.

AGC - Assured Guaranty Corp.
AMBAC - AMBAC Financial Group, Inc.
BHAC - Berkshire Hathaway Assurance Corp.
FGIC - Financial Guaranty Insurance Company
FSA - Financial Security Assurance, Inc.
NPFG - National Public Finance Guaranty Corp.

At March 31, 2009, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

Florida	14.3%
New York	13.1%
Others, representing less than 10% individually	70.5%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at March 31, 2009, 32.4% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 1.3% to 9.3% of total investments.

(1)	Security (or a portion thereof) has been segregated to cover margin requirements on open financial futures contracts.
(2)	Defaulted bond.

S e e	notes	to	financ ial	statem e nts
12

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS

Tax - Exe mpt Inve stme nts	— 99 . 5%

Principal Amount
(000’s omitted)	Security		Value

Cogeneration — 0.7%

$1,620	Carbon County, PA, Industrial Development Authority,
	(Panther Creek Partners), (AMT), 6.65%, 5/1/10		$1,621,636
985	Ohio Water Development Authority, Solid Waste
	Disposal, (Bay Shore Power), (AMT),
	6.625%, 9/1/20		819,185
625	Pennsylvania Economic Development Financing
	Authority, (Resource Recovery-Colver), (AMT),
	5.125%, 12/1/15		497,000
1,600	Western Generation Agency, OR,
	(Wauna Cogeneration), (AMT), 5.00%, 1/1/12		1,474,336

			$4,412,157

Education — 1.1%

$2,000	Illinois Educational Facility Authority,
	(Art Institute of Chicago), 4.45%, 3/1/34		$2,100,800
420	Maryland Industrial Development Financing Authority,
	(Our Lady of Good Counsel High School),
	5.50%, 5/1/20		321,254
250	Maryland State Health and Higher Educational
Facilities Authority, (Washington Christian Academy),
	5.25%, 7/1/18		171,457
1,580	Missouri State Health and Educational Facilities
	Authority, (St. Louis University), 5.50%, 10/1/16		1,824,600
1,700	University of Illinois, 0.00%, 4/1/15		1,405,985
1,000	University of Illinois, 0.00%, 4/1/16		786,690

			$6,610,786

Electric Utilities — 8.8%

$6,705	California Department of Water Resource Power
	Supply, 5.00%, 5/1/22		$6,854,052
6,500	Chesterfield County, VA, Industrial Development
	Authority, (Virginia Electric and Power Co.),
	5.50%, 10/1/09		6,512,675
2,000	Connecticut State Development Authority, Pollution
Control Revenue, (Connecticut Light and Power Co.),
	(AMT), 5.25% to 4/1/10 (Put Date), 5/1/31(1)		2,003,560
2,900	Delaware County, PA, Industrial Development
	Authority Pollution Control, (Peco Energy Co.),
	4.00%, 12/1/12		2,975,023
2,000	Municipal Electric Authority of Georgia,
	5.25%, 1/1/21		2,102,000
2,500	New Hampshire Business Finance Authority Pollution
	Control, (Central Maine Power Co.),
	5.375%, 5/1/14		2,453,125
3,000	New Hampshire Business Finance Authority Pollution
	Control, (United Illuminating Co.), (AMT), 7.125%
	to 2/1/12 (Put Date)	, 7/1/27	3,010,590

Principal Amount
(000’s omitted)	Security	Value

Electric Utilities (continued)
$3,050	New York Energy Research and Development
	Authority Facility, (AMT), 4.70% to 10/1/12
	(Put Date), 6/1/36	$3,050,061
1,000	North Carolina Municipal Power Agency, (Catawba),
	6.375%, 1/1/13	1,031,250
3,800	Ohio Air Quality Development Authority, (Ohio Power
Company), (AMT), 7.125% to 6/1/10 (Put Date),
	6/1/41	3,819,646
5,000	Pennsylvania Economic Development Financing
	Authority, Pollution Control, (PPL Electric Utility
	Corp.), 4.85% to 10/1/10 (Put Date), 10/1/23	5,072,650
3,000	Rapides Finance Authority, LA, (Cleco Power LLC),
	(AMT), 6.00% to 10/1/11 (Put Date), 10/1/38	3,010,680
6,500	Rapides Finance Authority, LA, (Cleco Power LLC),
	(AMT), 5.25% to 3/1/13 (Put Date), 11/1/37	6,193,525
1,250	Sam Rayburn, TX, Municipal Power Agency, Power
	Supply System, 6.00%, 10/1/16	1,204,762
685	San Antonio, TX, Electric and Natural Gas,
	4.50%, 2/1/21	685,185
1,365	Titus County, TX, Fresh Water Supply District,
	4.50%, 7/1/11	1,353,548
2,500	Wake County, NC, Industrial Facilities and Pollution
	Control Financing Authority, (Carolina Power and
	Light Co.), 5.375%, 2/1/17	2,575,750

		$53,908,082

Escrowed / Prerefunded — 3.0%

$1,500	California Department of Water Resource Power
	Supply, Prerefunded to 5/1/12, 5.125%, 5/1/18	$1,693,350
45	Highlands County, FL, Health Facilities Authority,
	(Adventist Bolingbrook), Escrowed to Maturity,
	5.00%, 11/15/16	52,569
65	Highlands County, FL, Health Facilities Authority,
(Adventist Bolingbrook), Prerefunded to 11/15/16,
	5.125%, 11/15/20	75,417
85	Highlands County, FL, Health Facilities Authority,
(Adventist Bolingbrook), Prerefunded to 11/15/16,
	5.125%, 11/15/22	98,623
3,000	Massachusetts Turnpike Authority, Escrowed to
	Maturity, 5.00%, 1/1/20	3,441,870
65	Mesquite, TX, Health Facilities Development,
	(Christian Care Centers), Escrowed to Maturity,
	7.00%, 2/15/10	67,673
2,000	Michigan Hospital Finance Authority, (Henry Ford
	Health System), Prerefunded to 3/1/13,
	5.50%, 3/1/14	2,264,420
1,235	New Jersey Educational Facilities Authority, (Steven’s
	Institute of Technology), Escrowed to Maturity,
	5.00%, 7/1/12	1,377,630
1,195	North Carolina Eastern Municipal Power Agency,
	Escrowed to Maturity, 4.00%, 1/1/18	1,288,712

S e e	notes	to	financ ial	statem e nts
13

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

(000’s omitted)		Security	Value

Escrowed / Prerefunded (continued)
$2,000		Orange County, FL, Health Facilities Authority,
		(Adventist Health System), Prerefunded to
		11/15/12, 5.25%, 11/15/18	$2,236,760
5,000		Triborough Bridge and Tunnel Authority, NY, Escrowed
		to Maturity, 5.50%, 1/1/17	5,774,250
			$18,371,274

General Obligations — 5.4%
$1,000		Chemeketa, OR, Community College District,
		5.50%, 6/15/22	$1,112,630
10,000		Maryland State and Local Facilities,
		5.00%, 8/1/18	11,482,100
1,035		New York, NY, 5.625%, 12/1/13	1,101,478
15,320	Salem	-Keizer, OR, School District No. 24,
		0.00%, 6/15/23	7,581,255
10,000		Wake County, NC, 5.00%, 2/1/16	11,548,200
			$32,825,663

Health Care-Miscellaneous — 0.3%
$640		Puerto Rico Infrastructure Financing Authority,
		(Mepsi Campus Project), 5.60%, 10/1/14	$590,643
1,200		Puerto Rico Infrastructure Financing Authority,
		(Mepsi Campus Project), 6.25%, 10/1/24	933,264
290		Tax Revenue Exempt Securities Trust, Community
		Health Provider, (Pooled Loan Program Various
		States Trust Certificates), 6.00%, 12/1/36(2)	297,323
			$1,821,230

Hospital — 8.7%
$6,500		California Health Facilities Financing Authority,
		(Catholic Healthcare), 5.125%, 7/1/22	$6,318,065
550		Colorado Health Facilities Authority, (Parkview
		Episcopal Medical Center), 5.75%, 9/1/09	555,401
2,500		Cuyahoga County, OH, (Cleveland Clinic Health
		System), 6.00%, 1/1/17	2,747,250
2,500		Henderson, NV, Health Care Facilities,
		(Catholic Healthcare West), 5.00%, 7/1/13	2,564,700
1,205		Highlands County, FL, Health Facilities Authority,
		(Adventist Bolingbrook), 5.00%, 11/15/16	1,222,858
1,860		Highlands County, FL, Health Facilities Authority,
		(Adventist Bolingbrook), 5.125%, 11/15/20	1,825,590
2,835		Highlands County, FL, Health Facilities Authority,
		(Adventist Bolingbrook), 5.125%, 11/15/22	2,686,956
2,760		Kent, MI, Hospital Finance Authority, (Spectrum
		Health), 5.50% to 1/15/15 (Put Date), 1/15/47	2,816,580
1,000		Lexington County, SC, (Health Services, Inc.),
		5.00%, 11/1/15	1,021,490
5,260		Massachusetts Health and Educational Facilities
		Authority, (Caregroup, Inc.), 5.375%, 7/1/21	4,858,978

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$7,470	Michigan Hospital Finance Authority,
	(Ascension Health Care), 5.00% to 11/1/12
	(Put Date), 11/1/27(3)	$7,858,266
1,000	Michigan Hospital Finance Authority,
	(Memorial Healthcare Center), 5.875%, 11/15/21	896,970
2,000	Michigan Hospital Finance Authority,
	(Oakwood Obligations Group), 5.00%, 7/15/12	2,003,220
1,750	Michigan Hospital Finance Authority,
	(Oakwood Obligations Group), 5.00%, 7/15/13	1,747,060
2,085	New York Dormitory Authority,
	(NYU Hospital Center), 5.25%, 7/1/24	1,481,455
1,740	Saginaw, MI, Hospital Finance Authority,
	5.125%, 7/1/22	1,611,779
2,000	South Carolina Jobs Economic Development Authority,
	(Palmetto Health Alliance), 6.00%, 8/1/12	2,032,140
6,785	South Miami, FL, Health Facilities Authority,
	(Baptist Health), 5.00%, 8/15/15	6,964,328
1,000	Sullivan County, TN, Health Educational and Housing
	Facilities Board, (Wellmont Health System),
	5.00%, 9/1/19	722,010
1,000	University of Kansas Hospital Authority,
	5.00%, 9/1/16	1,060,440
250	University of Kansas Hospital Authority,
	5.00%, 9/1/17	262,542

		$53,258,078

Housing — 0.5%

$2,500	California Housing Finance Agency, (AMT),
	4.75%, 8/1/21	$2,250,600
600	Georgia Private Colleges and Universities Authority,
	Student Housing Revenue, (Mercer Housing Corp.),
	6.00%, 6/1/31	445,872
640	Sandoval County, NM, Multifamily,
	6.00%, 5/1/32(2)	450,567
95	Texas Student Housing Corp., (University of North
	Texas), 3.281%, 7/1/49(4)	80,974

		$3,228,013

Industrial Development Revenue — 9.0%

$400	Austin, TX, (Cargoport Development LLC), (AMT),
	8.30%, 10/1/21	$360,604
1,500	Dallas-Fort Worth, TX, International Airport Facilities
	Improvements Corp., (AMT), 9.00%, 5/1/29	782,685
3,000	De Soto Parish, LA, (International Paper Co.),
	(AMT), 5.00%, 11/1/18	2,022,510
860	Denver, CO, City and County Special Facilities,
	(United Airlines), (AMT), 5.25%, 10/1/32	387,568
1,905	Denver, CO, City and County Special Facilities,
	(United Airlines), (AMT), 5.75%, 10/1/32	910,933

S e e	notes	to	financ ial	statem e nts
14

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security		Value

Industrial Development Revenue (continued)
$4,400	Gilliam County, OR, Solid Waste Revenue, 4.15% to
	5/1/09 (Put Date)	, 8/1/25	$4,392,036
2,000	Gulf Coast, TX, Waste Disposal Authority,
	(Waste Management), (AMT), 4.55%, 4/1/12		1,880,080
1,630	Houston, TX, Industrial Development Corp., (AMT),
	6.375%, 1/1/23		1,270,259
9,990	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.50%, 10/1/37		8,523,468
1,000	Massachusetts Development Finance Agency, (Waste
	Management, Inc.), (AMT), 6.90% to 12/1/09
	(Put Date), 12/1/29		1,004,220
1,000	Michigan Strategic Fund, (Waste Management, Inc.),
	(AMT), 4.50%, 12/1/13		908,320
5,650	Mission, TX, Economic Development Corp.,
	(Allied Waste Industries), (AMT), 5.20%, 4/1/18		4,909,228
1,430	Mississippi Business Finance Corp., (Air Cargo),
	(AMT), 7.25%, 7/1/34		1,070,927
1,440	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 6.25%, 9/15/19		965,880
3,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. – JFK International Airport),
	(AMT), 7.50%, 8/1/16		2,373,300
2,750	New York, NY, Industrial Development Agency,
	(Terminal One Group), (AMT), 5.50%, 1/1/14		2,624,270
5,000	New York, NY, Industrial Development Agency,
	(Terminal One Group), (AMT), 5.50%, 1/1/15		4,702,200
1,850	Ohio Water Development Authority, Solid Waste
Disposal, (Allied Waste North America, Inc.), (AMT),
	5.15%, 7/15/15		1,651,606
10,175	St. John Baptist Parish, LA, (Marathon Oil Corp.),
	5.125%, 6/1/37		7,127,994
2,825	Toledo-Lucas County, OH, Port Authority,
	(Cargill, Inc.), 4.50%, 12/1/15		2,910,965
7,605	Virgin Islands Public Financing Authority,
	(HOVENSA LLC), (AMT), 4.70%, 7/1/22		4,614,334

			$55,393,387

Insured-Education — 1.2%

$2,025	New York Dormitory Authority, (Educational Housing
	Services), (AMBAC), 5.25%, 7/1/21		$1,934,948
5,150	New York Dormitory Authority, (Rochester Institute of
	Technology), (AMBAC), 5.25%, 7/1/22		5,213,397
500	Southern Illinois University, Housing and Auxiliary
	Facilities, (NPFG), 0.00%, 4/1/17		355,845

			$7,504,190

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities — 4.1%

$5,435	California Pollution Control Financing Authority,
	(Pacific Gas and Electric), (FGIC), 4.75%, 12/1/23	$4,485,940
750	California Pollution Control Financing Authority,
	(Pacific Gas and Electric), (NPFG), (AMT),
	5.35%, 12/1/16	727,530
8,000	Hillsborough County, FL, Industrial Development
	Authority, Pollution Control Revenue,
(Tampa Electric Co.), (AMBAC), 5.00% to 3/15/12
	(Put Date), 12/1/34	8,048,880
3,000	Illinois Municipal Electric Agency Power Supply,
	(FGIC), (NPFG), 5.25%, 2/1/16	3,292,020
4,225	Long Island Power Authority, NY, (FGIC), (NPFG),
	5.00%, 12/1/19	4,252,294
3,465	New Hampshire Business Finance Authority Pollution
Control, (Public Service of New Hampshire), (NPFG),
	(AMT), 4.75%, 5/1/21	2,868,777
400	Piedmont, SC, Municipal Power Agency, (NPFG),
	5.00%, 1/1/15	401,872
1,000	Puerto Rico Electric Power Authority, (XLCA),
	5.375%, 7/1/18	957,390

		$25,034,703

Insured-Escrowed / Prerefunded — 2.6%

$425	Metropolitan Transportation Authority, NY, Commuter
	Facilities, (AMBAC), Escrowed to Maturity,
	5.00%, 7/1/20	$428,770
1,000	Metropolitan Transportation Authority, NY, Transit
	Facilities, (FGIC), Prerefunded to 10/1/15,
	4.50%, 4/1/18	1,142,500
3,000	Montgomery, AL, BMC Special Care Facilities
	Financing Authority, (Baptist Health Montgomery),
	(NPFG), Prerefunded to 11/15/14,
	5.00%, 11/15/17	3,432,150
2,000	Montgomery, AL, BMC Special Care Facilities
	Financing Authority, (Baptist Health Montgomery),
	(NPFG), Prerefunded to 11/15/14,
	5.00%, 11/15/18	2,288,100
1,000	Montgomery, AL, BMC Special Care Facilities
	Financing Authority, (Baptist Health Montgomery),
	(NPFG), Prerefunded to 11/15/14,
	5.00%, 11/15/22	1,144,050
5,000	Montgomery, AL, BMC Special Care Facilities
	Financing Authority, (Baptist Health Montgomery),
	(NPFG), Prerefunded to 11/15/14,
	5.00%, 11/15/24	5,720,250
1,400	Springfield, OH, City School District, Clark County,
	(FGIC), Prerefunded to 12/1/11,
	5.00%, 12/1/17	1,570,310

		$15,726,130

S e e	notes	to	financ ial	statem e nts
15

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-General Obligations — 7.9%
$8,000	Boston, MA, (NPFG), 0.125%, 3/1/22	$4,459,440
500	Hillsborough Township, NJ, School District, (FSA),
	5.375%, 10/1/18	582,775
5,000	Jackson Township, NJ, School District, (Baptist
	Healthcare Systems), (NPFG), 5.25%, 6/15/23	5,609,600
1,055	Linn County, OR, Community School District No. 9,
	(Lebanon), (FGIC), (NPFG), 5.25%, 6/15/21	1,201,350
625	Linn County, OR, Community School District No. 9,
	(Lebanon), (FGIC), (NPFG), 5.25%, 6/15/22	704,300
10,000	Miami, FL, (Homeland Defense), (NPFG),
	5.00%, 1/1/19	10,517,200
5,580	New Orleans, LA, (NPFG), 5.25%, 12/1/15	5,494,961
3,440	Philadelphia, PA, (AGC), 5.25%, 7/15/15	3,758,922
5,000	Puerto Rico, (AGC), 5.00%, 7/1/16	5,032,850
2,150	Springfield, OH, City School District, Clark County,
	(AMBAC), 4.30%, 12/1/14	2,264,186
1,000	St. Louis, MO, Board of Education, (FSA),
	0.00%, 4/1/16	792,120
10,000	Washington, (AMBAC), 0.00%, 12/1/22	5,252,000
4,275	West Virginia, (FGIC), (NPFG), 0.00%, 11/1/21	2,432,988
		$48,102,692

Insured-Hospital — 1.7%
$1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/11	$1,044,300
1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/12	1,056,900
1,000	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/13	1,059,640
500	Harris County, TX, Hospital District, (NPFG),
	5.00%, 2/15/14	526,685
3,555	Waco, TX, Health Facilities Development Corp.,
	(Hillcrest Health System), (NPFG), 5.00%, 8/1/19	3,452,829
3,745	Waco, TX, Health Facilities Development Corp.,
	(Hillcrest Health System), (NPFG), 5.00%, 8/1/20	3,446,561
		$10,586,915

Insured-Lease Revenue / Certificates of
Participation — 0.7%
$2,000	New York Dormitory Authority, (SUNY), (XLCA),
	5.25% to 7/1/13 (Put Date), 7/1/32	$2,110,300
2,100	Texas Public Finance Authority, (NPFG),
	0.00%, 2/1/12	1,942,143
		$4,052,443

Principal Amount
(000’s omitted)	Security	Value

Insured-Other Revenue — 2.9%
$10,285	Citizens Property Insurance Corp., FL,
	(Senior Secured High Risk Account), (NPFG),
	5.00%, 3/1/13	$10,399,267
4,905	Louisiana Citizens Property, (AMBAC),
	5.00%, 6/1/22	4,386,247
1,000	Louisiana Public Facility Authority, (Roman Catholic
	Church of New Orleans), (CIFG), 5.00%, 7/1/19	940,210
1,000	Missouri Development Finance Board Cultural Facility,
	(Nelson Gallery Foundation), (NPFG),
	5.25%, 12/1/14	1,074,390
1,250	New York, NY, Industrial Development Agency,
	(Queens Baseball Stadium Project), (AMBAC),
	5.00%, 1/1/23	1,132,875
		$17,932,989

Insured-Pooled Loans — 2.8%
$5,000	Louisiana Public Facility Authority,
	(Hurricane Recovery), (AMBAC), 5.00%, 6/1/19	$5,017,300
14,205	Massachusetts Educational Financing Authority,
	(AMBAC), (AMT), 4.60%, 1/1/22	12,151,241
		$17,168,541

Insured-Special Tax Revenue — 5.6%
$3,000	Arlington, TX, (Dallas Cowboys), (NPFG),
	5.00%, 8/15/34	$3,019,830
7,020	Denver, CO, Convention Center, (XLCA),
	5.25%, 12/1/22	5,563,350
1,000	Denver, CO, Convention Center, (XLCA),
	5.25%, 12/1/23	782,700
10,000	Garden State Preservation Trust, NJ, Open Space and
	Farmland, (FSA), 5.25%, 11/1/20	11,383,400
2,770	Julington Creek Plantation, FL, Community
	Development District, (NPFG), 4.75%, 5/1/19	2,491,283
4,920	Massachusetts Special Obligations, (FGIC), (NPFG),
	5.50%, 1/1/29	5,008,855
5,000	Massachusetts Special Obligations, (FSA),
	5.50%, 6/1/21	5,845,600
		$34,095,018

Insured-Transportation — 7.0%
$2,295	Chicago, IL, O’Hare International Airport, (NPFG),
	(AMT), 5.75%, 1/1/17	$2,289,102
1,000	Denver, CO, City and County Airport, (FSA), (AMT),
	5.00%, 11/15/11	1,027,350
1,000	Houston, TX, Airport System, (FGIC), (NPFG),
	(AMT), 5.50%, 7/1/12	1,034,150
1,045	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway
	Trust Fund), (AGC), 5.25%, 7/15/21	1,138,851

S e e	notes	to	financ ial	statem e nts
16

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Transportation (continued)
$1,000	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway
	Trust Fund), (AGC), 5.25%, 7/15/25	$1,049,770
2,000	Kenton County, KY, Airport, (Cincinnati/Northern
	Kentucky), (NPFG), (AMT), 5.625%, 3/1/13	2,056,640
2,500	Massachusetts Port Authority, (Delta Airlines),
	(AMBAC), (AMT), 5.50%, 1/1/15	1,765,125
8,125	Miami-Dade County, FL, Aviation, (NPFG), (AMT),
	5.25%, 10/1/15	7,987,850
1,000	Miami-Dade County, FL, Aviation, (Miami
	International Airport), (FGIC), (NPFG), (AMT),
	5.50%, 10/1/13	1,014,500
2,000	Minneapolis and St. Paul, MN, Metropolitan Airport
	Commission, (FGIC), (NPFG), (AMT),
	5.25%, 1/1/11	2,011,120
1,430	Minneapolis and St. Paul, MN, Metropolitan Airport
	Commission, (FGIC), (NPFG), (AMT),
	6.00%, 1/1/11	1,472,886
5,000	New Jersey Transportation Trust Fund Authority,
	(FGIC), (NPFG), 5.50%, 12/15/20(5)	5,367,800
1,040	New Orleans, LA, Aviation Board Revenue, (AGC),
	6.00%, 1/1/23	1,053,666
1,000	Ohio Turnpike Commission, (FGIC), (NPFG),
	5.50%, 2/15/18	1,142,190
1,000	Port Seattle, WA, (NPFG), (AMT), 6.00%, 2/1/11	1,039,460
9,285	St. Louis, MO, Lambert-St. Louis International Airport,
	(FSA), 5.00%, 7/1/20	9,447,580
2,000	Wayne Charter County, MI, Metropolitan Airport,
	(FGIC), (NPFG), (AMT), 5.50%, 12/1/15	2,012,020

		$42,910,060

Insured-Water and Sewer — 1.0%

$3,125	Kansas City, MO, Water Revenue, (BHAC),
	5.00%, 12/1/23	$3,324,844
2,425	Sunrise, FL, Utilities Systems, (AMBAC),
	5.50%, 10/1/18	2,592,422

		$5,917,266

Lease Revenue / Certificates of Participation — 2.4%

$5,265	Charleston, SC, Educational Excellence Finance Corp.,
	(Charleston County School District Project),
	5.00%, 12/1/20	$5,380,672
2,240	Lexington County, SC, One School Facilities Corp.,
	5.00%, 12/1/20	2,269,031
1,945	Lexington County, SC, One School Facilities Corp.,
	5.00%, 12/1/22	1,934,205
3,385	New Jersey Economic Development Authority,
	(School Facilities Construction), 5.50%, 9/1/19	3,704,307

Principal Amount
(000’s omitted)	Security	Value

Lease Revenue / Certificates of
Participation (continued)
$1,755	Newberry, SC, (Newberry County School District
	Project), 5.25%, 12/1/24	$1,580,307
		$14,868,522

Nursing Home — 0.3%
$2,565	Connecticut State Development Authority,
	(Alzheimers Resource Center), 5.20%, 8/15/17	$2,015,449
		$2,015,449

Other Revenue — 3.8%
$1,000	Arizona Health Facilities Authority,
	(Blood Systems, Inc.), 5.00%, 4/1/21	$955,650
890	Barona, CA, (Band of Mission Indians),
	8.25%, 1/1/20(2)	722,511
4,490	Buckeye, OH, Tobacco Settlement Financing
	Authority, 5.125%, 6/1/24	3,217,130
1,220	Central Falls, RI, Detention Facility,
	7.25%, 7/15/35	830,588
400	Mohegan Tribe, CT, Gaming Authority,
	5.375%, 1/1/11(2)	340,404
4,500	Non-Profit Preferred Funding Trust, Various States,
	4.47%, 9/15/37(2)	2,862,090
5,130	Northern Tobacco Securitization Corp., AK,
	4.625%, 6/1/23	4,210,396
195	Otero County, NM, Jail Project Revenue,
	5.50%, 4/1/13	176,120
700	Otero County, NM, Jail Project Revenue,
	5.75%, 4/1/18	579,054
5,250	Seminole Tribe of Florida, 5.75%, 10/1/22(2)	4,042,343
1,700	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/36	108,766
4,580	Tennessee Energy Acquisition Corp., 5.25%, 9/1/17	3,691,617
1,415	White Earth Band of Chippewa Indians, MN,
	6.375%, 12/1/11(2)	1,279,868
265	Willacy County, TX, Local Government Corp.,
	6.00%, 9/1/10	256,411
		$23,272,948

Pooled Loans — 0.5%
$1,120	Idaho Board Bank Authority, 5.00%, 9/15/21	$1,201,144
1,300	Ohio Economic Development, (Ohio Enterprise Bond
	Fund), (AMT), 4.60%, 6/1/20	1,353,508
790	Ohio Economic Development, (Ohio Enterprise Bond
	Fund), (AMT), 5.25%, 12/1/15	817,895
		$3,372,547

S e e	notes	to	financ ial	statem e nts
17

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security		Value

Senior Living / Life Care — 1.0%
$1,105	Arizona Health Facilities Authority,
	(Care Institute, Inc. – Mesa), 7.625%, 1/1/49(6)		$742,472
1,000	California Statewide Communities Development
	Authority, (Senior Living-Presbyterian Homes),
	4.50%, 11/15/16		876,260
500	Kansas City, MO, Industrial Development Revenue,
	(Kingswood Manor), 5.80%, 11/15/17		400,855
200	Maryland Health and Higher Educational Facilities
	Authority, (Edenwald), 4.85%, 1/1/13		185,922
1,350	Maryland Health and Higher Educational Facilities
	Authority, (King Farm Presbyterian Community),
	5.00%, 1/1/17		1,033,884
1,150	Massachusetts Development Finance Agency, (Linden
	Ponds, Inc.), 5.50%, 11/15/22		785,301
640	Massachusetts Development Finance Agency,
	(Volunteers of America), 5.00%, 11/1/17		512,614
750	New Jersey Economic Development Authority,
	(Seabrook Village, Inc.), 5.00%, 11/15/12		707,805
495	North Miami, FL, Health Care Facilities Authority,
	(Imperial Club), 6.125%, 1/1/42		276,794
460	St. Joseph County, IN, Holy Cross Village,
	5.55%, 5/15/19		361,638
			$5,883,545

Solid Waste — 1.0%
$4,000	Massachusetts Industrial Finance Agency, (Ogden
	Haverhill), (AMT), 5.50%, 12/1/13		$3,632,680
3,000	Niagara County, NY, Industrial Development Agency,
	(American Ref-Fuel Co., LLC), (AMT), 5.55% to
	11/15/13 (Put Date)	, 11/15/24	2,775,270
			$6,407,950

Special Tax Revenue — 3.1%
$895	Arbor Greene, FL, Community Development District,
	5.00%, 5/1/19		$778,453
250	Black Hawk, CO, Device Tax, 5.00%, 12/1/18		213,468
1,154	Bridgeville, DE, (Heritage Shores Special
	Development District), 5.125%, 7/1/35		751,900
265	Concorde Estates, FL, Community Development
	District, (Capital Improvements), 5.00%, 5/1/11		140,930
245	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21		226,823
2,000	Detroit, MI, Downtown Development Authority Tax
	Increment, 0.00%, 7/1/21		936,600
530	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10		366,930
1,955	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12		1,229,108
685	FishHawk, FL, Community Development District II,
	5.125%, 11/1/09		548,891

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$250	Frederick County, MD, Urbana Community
	Development Authority, 6.625%, 7/1/25	$189,810
45	Longleaf, FL, Community Development District,
	6.20%, 5/1/09	43,839
3,750	Mahoning County, OH, (Sales Tax),
	5.00%, 12/1/10	3,789,637
2,000	Mahoning County, OH, (Sales Tax),
	5.60%, 12/1/11	2,065,480
3,000	New Jersey Economic Development Authority,
	(Cigarette Tax), 5.50%, 6/15/16	2,734,110
1,130	New River, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/13	469,357
840	North Springs, FL, Improvement District, (Heron Bay
	North Assessment Area), 5.00%, 5/1/14	684,835
375	Park Meadows, CO, Business Improvement District,
	5.00%, 12/1/17	297,660
1,335	Poinciana West, FL, West Community Development
	District, 5.875%, 5/1/22	1,039,725
1,390	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.10%, 5/1/11	724,037
350	Sterling Hill, FL, Community Development District,
	(Capital Improvements), 5.50%, 11/1/10	304,997
2,960	Tison’s Landing, FL, Community Development District,
	(Capital Improvements), 5.00%, 11/1/11(7)	1,087,119
125	Tiverton, RI, Obligation Tax Increment, (Mount Hope
	Bay Village), 6.00%, 5/1/09	125,080

		$18,748,789

Transportation — 8.1%

$1,140	Branson, MO, Regional Airport Transportation
	Development District, (Branson Airport LLC), (AMT),
	6.00%, 7/1/25	$722,646
3,510	Branson, MO, Regional Airport Transportation
	Development District, (Branson Airport LLC), (AMT),
	6.00%, 7/1/37	1,995,610
3,000	Georgia State Road and Tollway Authority, (Federal
	Highway Grant Anticipation Revenue Bonds),
	5.00%, 6/1/21	3,181,710
7,700	Idaho Housing and Finance Association, (Grant and
	Revenue Anticipation Bonds Federal Highway
	Trust Fund), 4.75%, 7/15/19	8,137,437
2,500	Louisiana Offshore Terminal Authority, Deepwater Port
	Revenue, (Loop, LLC), 5.25%, 9/1/15	2,577,875
10,000	Maryland Transportation Authority, 5.00%, 3/1/18	11,363,600
5,000	Metropolitan Airport Authority System, DC, (AMT),
	5.50%, 10/1/19	5,062,700
5,000	New Jersey Transportation Trust Fund Authority,
	5.25%, 12/15/21	5,228,300

S e e	notes	to	financ ial	statem e nts
18

Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009

PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Transportation (continued)
$1,000	Port Authority of New York and New Jersey,
	5.375%, 3/1/28	$1,045,240
10,000	Port Authority of New York and New Jersey, (AMT),
	5.25%, 9/15/23	10,016,000
		$49,331,118

Water and Sewer — 4.3%
$5,000	Fairfax County, VA, Water Authority,
	5.00%, 4/1/18(8)	$5,684,850
3,000	Massachusetts Water Pollution Abatement Trust,
	5.00%, 8/1/25	3,255,480
10,000	Virginia State Resources Authority, Clean Water
	Revenue, (Revolving Fund), 5.00%, 10/1/19	11,244,800
5,000	Virginia State Resources Authority, Clean Water
	Revenue, (Revolving Fund), 5.50%, 10/1/19	5,941,100
		$26,126,230

Total Tax-Exempt Investments — 99.5%
(identified cost $642,752,245)		$608,886,715

Other Assets, Less Liabilities — 0.5%		$3,005,799

Net Assets — 100.0%		$611,892,514

(1)	When-issued security.
(2)

Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be sold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2009, the aggregate value of these securities is $9,995,106 or 1.6% of the Fund’s net assets.

(3)	Security represents the underlying municipal bond of a tender option bond trust (see Note 1I).
(4)	Security is in default and making only partial interest payments.
(5)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.
(6)	Security is in default with respect to scheduled principal payments.
(7)	Defaulted bond.
(8)	Security (or a portion thereof) has been segregated to cover margin requirements on open financial futures contracts.

agencies. The aggregate percentage insured by an individual financial institution ranged from 0.2% to 19.1% of total investments.

Industry and sector classifications included in the Portfolio of Investments are unaudited.

AGC - Assured Guaranty Corp.
AMBAC - AMBAC Financial Group, Inc.
AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative
Minimum Tax.
BHAC - Berkshire Hathaway Assurance Corp.
CIFG - CIFG Assurance North America, Inc.
FGIC - Financial Guaranty Insurance Company
FSA - Financial Security Assurance, Inc.
NPFG - National Public Finance Guaranty Corp.
SUNY - State University of New York
XLCA - XL Capital Assurance, Inc.

At March 31, 2009, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

Florida	11.5%
Others, representing less than 10% individually	88.0%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at March 31, 2009, 37.6% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance

S e e	notes	to	financ ial	statem e nts
19

Eaton Vance Limited Maturity Municipals Funds as of March		31,	2009

FINANCIAL STATEMENTS

S t a t e m e n t s o f A s s e t s a n d L i a b i l i t i e s

As of March 31, 2009

	AMT-Free		National
	Limited Fund		Limited Fund

Assets

Investments —
Identified cost	$58,718,898		$642,752,245
Unrealized appreciation (depreciation)	884,685		(33,865,530)

Investments, at value	$59,603,583		$608,886,715
Cash	$1,539,440		$2,957,180
Interest receivable	806,621		8,809,063
Receivable for investments sold	55,000		323,243
Receivable for Fund shares sold	84,989		1,499,218

Total assets	$62,089,633		$622,475,419

Liabilities

Payable for floating rate notes issued	$—		$4,980,000
Payable for when-issued securities	—		2,000,000
Payable for variation margin on open financial futures contracts	30,000		494,937
Payable for Fund shares redeemed	982,756		1,494,108
Distributions payable	91,218		1,041,138
Payable to affiliates:
Investment adviser fee	22,289		192,148
Distribution and service fees	15,292		149,126
Interest expense and fees payable	—		41,786
Accrued expenses	55,170		189,662

Total liabilities	$1,196,725		$10,582,905

Net Assets	$60,892,908		$611,892,514

Sources of Net Assets

Paid-in capital	$62,758,934		$682,368,424
Accumulated net realized loss	(2,576,228)		(34,638,923)
Accumulated distributions in excess of net investment income	(91,218)		(123,804)
Net unrealized appreciation (depreciation)	801,420		(35,713,183)

Net Assets	$60,892,908		$611,892,514

Class A Shares

Net Assets	$49,188,156		$500,869,484
Shares Outstanding	5,194,054		54,464,850
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$9.47		$9.20
Maximum Offering Price Per Share
(100 97.75 of net asset value per share)	$9.69		$9.41

Class B Shares

Net Assets	$962,069		$6,130,103
Shares Outstanding	101,537		666,236
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$9.48		$9.20

Class C Shares

Net Assets	$10,742,683		$104,892,927
Shares Outstanding	1,200,721		12,159,477
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$8.95		$8.63

On sales of $100,000 or more, the offering price of Class A shares is reduced.

* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

S e e	notes	to	financ ial	statem e nts
20

Eaton Vance Limited Maturity Municipals Funds as of March		31,	2009
FINANCIAL STATEMENTS	CON T ’ D
S t a t e m e n t s o f O p e r a t i o n s
For the Year Ended March 31, 2009
	AMT-Free		National
	Limited Fund	Limited Fund
Investment Income
Interest	$2,004,915	$30,746,806
Total investment income	$2,004,915	$30,746,806

Expenses
Investment adviser fee	$192,321		$2,741,473
Distribution and service fees
Class A	51,435		787,616
Class B	9,689		50,795
Class C	79,257		925,269
Trustees’ fees and expenses	2,300		22,676
Custodian fee	40,745		288,472
Transfer and dividend disbursing agent fees	17,736		285,786
Legal and accounting services	38,378		64,336
Printing and postage	6,968		54,108
Registration fees	49,502		64,172
Interest expense and fees	—		127,433
Miscellaneous	19,087		71,611
Total expenses	$507,418		$5,483,747
Deduct —
Reduction of custodian fee	$10,019		$34,864
Total expense reductions	$10,019		$34,864

Net expenses	$497,399		$5,448,883
Net investment income	$1,507,516	$25,297,923

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$(901,727)		$(2,621,951)
Financial futures contracts	(690,325)		(19,133,804)
Net realized loss	$(1,592,052)		$(21,755,755)
Change in unrealized appreciation (depreciation) —
Investments	$712,609		$(30,727,754)
Financial futures contracts	86,563		2,347,966
Net change in unrealized appreciation (depreciation)	$799,172		$(28,379,788)
Net realized and unrealized loss	$(792,880)		$(50,135,543)

Net increase (decrease) in net assets from operations	$714,636		$(24,837,620)

S e e	notes	to	financ ial	statem e nts
21

Eaton Vance Limited Maturity Municipals Funds as of March		31,	2009

FINANCIAL STATEMENTS	CON T ’ D

S t a t e m e n t s o f C h a n g e s i n N e t A s s e t s

For the Year Ended March 31, 2009

	AMT-Free		National
	Limited Fund	Limited Fund

Increase (Decrease) in Net Assets
From operations —
Net investment income	$1,507,516		$25,297,923
Net realized loss from investment transactions and
financial futures contracts	(1,592,052)		(21,755,755)
Net change in unrealized appreciation (depreciation) from investments
and financial futures contracts	799,172		(28,379,788)
Net increase (decrease) in net assets from operations	$714,636		$(24,837,620)
Distributions to shareholders —
From net investment income
Class A	$(1,371,482)		$(21,507,938)
Class B	(34,887)		(187,841)
Class C	(285,120)		(3,418,273)
Total distributions to shareholders	$(1,691,489)		$(25,114,052)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$27,826,205	$281,851,976
Class B	760,465		4,974,478
Class C	4,902,322		52,306,181
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	806,358		13,822,720
Class B	19,831		95,728
Class C	139,227		1,505,087
Cost of shares redeemed
Class A	(8,637,957)	(297,658,446)
Class B	(461,799)		(1,528,941)
Class C	(2,560,043)		(42,078,655)
Net asset value of shares exchanged
Class A	583,287		3,559,715
Class B	(583,287)		(3,559,715)
Net increase in net assets from Fund share transactions	$22,794,609		$13,290,128

Net increase (decrease) in net assets	$21,817,756		$(36,661,544)

Net Assets
At beginning of year	$39,075,152	$648,554,058
At end of year	$60,892,908		$611,892,514

Accumulated distributions
in excess of net investment
income included in net assets

At end of year	$(91,218)		$(123,804)

S e e	notes	to	financ ial	statem e nts
22

Eaton Vance Limited Maturity Municipals Funds as of March		31,	2009

FINANCIAL STATEMENTS	CON T ’ D

S t a t e m e n t s o f C h a n g e s i n N e t A s s e t s

For the Year Ended March 31, 2008

	AMT-Free		National
	Limited Fund	Limited Fund

Increase (Decrease) in Net Assets
From operations —
Net investment income	$1,530,141		$21,414,871
Net realized gain (loss) from investment transactions and
financial futures contracts	282,847		(8,806,427)
Net change in unrealized appreciation (depreciation) from investments
and financial futures contracts	(1,853,322)		(18,794,940)
Net decrease in net assets from operations	$(40,334)		$(6,186,496)
Distributions to shareholders —
From net investment income
Class A	$(1,228,918)		$(18,398,082)
Class B	(52,383)		(256,350)
Class C	(280,187)		(2,773,571)
Total distributions to shareholders	$(1,561,488)		$(21,428,003)
Proceeds from sale of shares
Class A	$3,761,337	$420,803,160
Class B	893,268		3,585,732
Class C	1,565,531		55,236,420
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	646,118		12,533,194
Class B	32,577		161,203
Class C	112,680		1,207,554
Cost of shares redeemed
Class A	(9,025,554)	(242,096,051)
Class B	(691,604)		(2,477,864)
Class C	(2,429,504)		(32,641,360)
Net asset value of shares exchanged
Class A	1,680,610		5,802,569
Class B	(1,680,610)		(5,802,569)
Net increase (decrease) in net assets from Fund share transactions	$(5,135,151)		$216,311,988

Net increase (decrease) in net assets	$(6,736,973)		$188,697,489

Net Assets
At beginning of year	$45,812,125	$459,856,569

At end of year	$39,075,152		$648,554,058

Accumulated undistributed
(distributions in excess of) net
investment income included in net assets

At end of year	$21,830		$(432,979)

S e e	notes	to	financ ial	statem e nts
23

Eaton Vance Limited Maturity Municipals Funds as of March 31,					2009
FINANCIAL STATEMENTS	CON T ’ D
F i n a n c i a l H i g h l i g h t s

		AMT-Free Limited Fund — Class A
			Year Ended March 31,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$9.890	$10.280	$10.230	$10.230	$10.500

Income (Loss) From Operations
Net investment income(1)	$0.343	$0.388	$0.394	$0.385	$0.387
Net realized and unrealized gain (loss)	(0.377)	(0.382)	0.041	(0.005)	(0.277)
Total income (loss) from operations	$(0.034)	$0.006	$0.435	$0.380	$0.110

Less Distributions
From net investment income	$(0.386)	$(0.396)	$(0.385)	$(0.380)	$(0.380)
Total distributions	$(0.386)	$(0.396)	$(0.385)	$(0.380)	$(0.380)
Net asset value — End of year	$9.470	$9.890	$10.280	$10.230	$10.230
Total Return(2)	(0.33)%	0.05%	4.32%	3.76%	1.06%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$49,188	$29,297	$33,440	$36,064	$44,720
Ratios (As a percentage of average daily net assets):
Expenses before custodian fee reduction	0.98%	0.92%	0.89%	0.85%	0.82	%(3)
Expenses after custodian fee reduction	0.95%	0.90%	0.87%	0.84%	0.81	%(3)
Net investment income	3.58%	3.83%	3.83%	3.74%	3.74%
Portfolio Turnover of the Portfolio	—	—	—	—	8	%(4)
Portfolio Turnover of the Fund	78%	36%	18%	23%	16%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(4)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

S e e	notes	to	financ ial	statem e nts
24

Eaton Vance Limited Maturity Municipals Funds as of March 31,					2009
FINANCIAL STATEMENTS	CON T ’ D
F i n a n c i a l H i g h l i g h t s

		AMT-Free Limited Fund — Class B
			Year Ended March 31,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$9.890	$10.280	$10.230	$10.230	$10.500

Income (Loss) From Operations
Net investment income(1)	$0.272	$0.314	$0.317	$0.307	$0.310
Net realized and unrealized gain (loss)	(0.371)	(0.385)	0.040	(0.007)	(0.280)
Total income (loss) from operations	$(0.099)	$(0.071)	$0.357	$0.300	$0.030

Less Distributions
From net investment income	$(0.311)	$(0.319)	$(0.307)	$(0.300)	$(0.300)
Total distributions	$(0.311)	$(0.319)	$(0.307)	$(0.300)	$(0.300)
Net asset value — End of year	$9.480	$9.890	$10.280	$10.230	$10.230
Total Return(2)	(1.10)%	(0.71)%	3.54%	2.96%	0.28%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$962	$1,256	$2,760	$5,925	$8,361
Ratios (As a percentage of average daily net assets):
Expenses before custodian fee reduction	1.73%	1.67%	1.64%	1.60%	1.57	%(3)
Expenses after custodian fee reduction	1.71%	1.65%	1.62%	1.59%	1.56	%(3)
Net investment income	2.82%	3.09%	3.08%	2.98%	3.00%
Portfolio Turnover of the Portfolio	—	—	—	—	8	%(4)
Portfolio Turnover of the Fund	78%	36%	18%	23%	16%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(4)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

S e e	notes	to	financ ial	statem e nts
25

Eaton Vance Limited Maturity Municipals Funds as of March 31,					2009
FINANCIAL STATEMENTS	CON T ’ D
F i n a n c i a l H i g h l i g h t s

		AMT-Free Limited Fund — Class C
			Year Ended March 31,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$9.340	$9.700	$9.660	$9.650	$9.910

Income (Loss) From Operations
Net investment income(1)	$0.256	$0.295	$0.299	$0.291	$0.293
Net realized and unrealized gain (loss)	(0.352)	(0.354)	0.031	0.004	(0.268)
Total income (loss) from operations	$(0.096)	$(0.059)	$0.330	$0.295	$0.025

Less Distributions
From net investment income	$(0.294)	$(0.301)	$(0.290)	$(0.285)	$(0.285)
Total distributions	$(0.294)	$(0.301)	$(0.290)	$(0.285)	$(0.285)
Net asset value — End of year	$8.950	$9.340	$9.700	$9.660	$9.650
Total Return(2)	(1.02)%	(0.63)%	3.46%	3.07%	0.19	%(3)

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$10,743	$8,522	$9,612	$13,466	$17,467
Ratios (As a percentage of average daily net assets):
Expenses before custodian fee reduction	1.74%	1.67%	1.64%	1.60%	1.57	%(4)
Expenses after custodian fee reduction	1.71%	1.65%	1.62%	1.59%	1.56	%(4)
Net investment income	2.82%	3.08%	3.09%	2.99%	3.00%
Portfolio Turnover of the Portfolio	—	—	—	—	8	%(5)
Portfolio Turnover of the Fund	78%	36%	18%	23%	16%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Total return reflects a decrease of 0.06% due to a change in the timing of the payment and reinvestment of distributions.
(4)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(5)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

S e e	notes	to	financ ial	statem e nts
26

Eaton Vance Limited Maturity Municipals Funds as of March 31,					2009
FINANCIAL STATEMENTS	CON T ’ D
F i n a n c i a l H i g h l i g h t s

		National Limited Fund — Class A
			Year Ended March 31,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$9.930	$10.420	$10.290	$10.210	$10.400

Income (Loss) From Operations
Net investment income(1)	$0.394	$0.392	$0.410	$0.411	$0.422
Net realized and unrealized gain (loss)	(0.733)	(0.488)	0.134	0.078	(0.187)
Total income (loss) from operations	$(0.339)	$(0.096)	$0.544	$0.489	$0.235

Less Distributions
From net investment income	$(0.391)	$(0.394)	$(0.414)	$(0.409)	$(0.425)
Total distributions	$(0.391)	$(0.394)	$(0.414)	$(0.409)	$(0.425)
Net asset value — End of year	$9.200	$9.930	$10.420	$10.290	$10.210
Total Return(2)	(3.50)%	(0.94)%	5.38%	4.88%	2.29%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$500,869	$541,176	$367,010	$180,401	$152,111
Ratios (As a percentage of average daily net assets):
Expenses excluding interest and fees	0.72%	0.71%	0.78%	0.79%	0.80	%†(3)
Interest and fee expense(4)	0.02%	0.05%	0.10%	—	—
Total expenses before custodian fee reduction	0.74%	0.76%	0.88%	0.79%	0.80	%†(3)
Expenses after custodian fee reduction excluding interest and fees	0.71%	0.70%	0.76%	0.78%	0.79	%†(3)
Net investment income	4.12%	3.84%	3.95%	3.99%	4.09%
Portfolio Turnover of the Portfolio	—	—	—	—	14	%(5)
Portfolio Turnover of the Fund	33%	39%	38%	48%	19%

  The operating expenses of the Fund reflect a reduction of the investment adviser fee. Had such actions not been taken, the ratios would have been the same.

  Computed using average shares outstanding.

  Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

  Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.

  Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

  Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

S e e	notes	to	financ ial	statem e nts
27

Eaton Vance Limited Maturity Municipals Funds as of March 31,					2009
FINANCIAL STATEMENTS	CON T ’ D
F i n a n c i a l H i g h l i g h t s

		National Limited Fund — Class B
			Year Ended March 31,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$9.940	$10.420	$10.290	$10.220	$10.410

Income (Loss) From Operations
Net investment income(1)	$0.322	$0.318	$0.340	$0.335	$0.346
Net realized and unrealized gain (loss)	(0.745)	(0.482)	0.127	0.068	(0.191)
Total income (loss) from operations	$(0.423)	$(0.164)	$0.467	$0.403	$0.155

Less Distributions
From net investment income	$(0.317)	$(0.316)	$(0.337)	$(0.333)	$(0.345)
Total distributions	$(0.317)	$(0.316)	$(0.337)	$(0.333)	$(0.345)
Net asset value — End of year	$9.200	$9.940	$10.420	$10.290	$10.220
Total Return(2)	(4.34)%	(1.59)%	4.60%	3.99%	1.51%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$6,130	$6,512	$11,435	$20,610	$27,157
Ratios (As a percentage of average daily net assets):
Expenses excluding interest and fees	1.47%	1.46%	1.53%	1.54%	1.55	%†(3)
Interest and fee expense(4)	0.02%	0.05%	0.10%	—	—
Total expenses before custodian fee reduction	1.49%	1.51%	1.63%	1.54%	1.55	%†(3)
Expenses after custodian fee reduction excluding interest and fees	1.46%	1.45%	1.51%	1.53%	1.54	%†(3)
Net investment income	3.37%	3.11%	3.27%	3.25%	3.36%
Portfolio Turnover of the Portfolio	—	—	—	—	14	%(5)
Portfolio Turnover of the Fund	33%	39%	38%	48%	19%

  The operating expenses of the Fund reflect a reduction of the investment adviser fee. Had such actions not been taken, the ratios would have been the same.

  Computed using average shares outstanding.

  Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

  Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.

  Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

  Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

S e e	notes	to	financ ial	statem e nts
28

Eaton Vance Limited Maturity Municipals Funds as of March 31,						2009
FINANCIAL STATEMENTS	CON T ’ D
F i n a n c i a l H i g h l i g h t s

			National Limited Fund — Class C
			Year Ended March 31,
		2009	2008	2007	2006	2005
Net asset value — Beginning of year		$9.310	$9.770	$9.640	$9.580	$9.750

Income (Loss) From Operations
Net investment income(1)		$0.302	$0.297	$0.316	$0.313	$0.324
Net realized and unrealized gain (loss)		(0.685)	(0.461)	0.130	0.059	(0.171)
Total income (loss) from operations		$(0.383)	$(0.164)	$0.446	$0.372	$0.153

Less Distributions
From net investment income		$(0.297)	$(0.296)	$(0.315)	$(0.312)	$(0.323)
Total distributions		$(0.297)	$(0.296)	$(0.315)	$(0.312)	$(0.323)
Net asset value — End of year		$8.630	$9.310	$9.770	$9.640	$9.580
Total Return(2)		(4.20)%	(1.70)%	4.68%	3.93%	1.51	%(3)

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$104,893		$100,866	$81,411	$77,379	$77,325
Ratios (As a percentage of average daily net assets):
Expenses excluding interest and fees		1.47%	1.46%	1.53%	1.54%	1.55	%†(4)
Interest and fee expense(5)		0.02%	0.05%	0.10%	—	—
Total expenses before custodian fee reduction		1.49%	1.51%	1.63%	1.54%	1.55	%†(4)
Expenses after custodian fee reduction excluding interest and fees		1.46%	1.45%	1.51%	1.53%	1.54	%†(4)
Net investment income		3.38%	3.10%	3.24%	3.25%	3.35%
Portfolio Turnover of the Portfolio		—	—	—	—	14	%(6)
Portfolio Turnover of the Fund		33%	39%	38%	48%	19%

  The operating expenses of the Fund reflect a reduction of the investment adviser fee. Had such actions not been taken, the ratios would have been the same.

  Computed using average shares outstanding.

  Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

  Total return reflects a decrease of 0.07% due to a change in the timing of the payment and reinvestment of distributions.

  Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.

  Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

  Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

S e e	notes	to	financ ial	statem e nts
29

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Eaton Vance Investment Trust (the Trust) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Trust presently consists of eight Funds, two of which, each diversified, are included in these financial statements. They include Eaton Vance AMT-Free Limited Maturity Municipals Fund (AMT-Free Limited Fund) and Eaton Vance National Limited Maturity Municipals Fund (National Limited Fund), (each individually referred to as the Fund, and collectively, the Funds). The Funds seek to provide a high level of current income exempt from regular federal income tax and limited principal fluctuation. The Funds offer three classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class B shares of each Fund held for the longer of (i) four years or (ii) the time at which the contingent deferred sales charge applicable to such shares expires will automatically convert to Class A shares as described in each Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuation — Municipal bonds and taxable obligations, if any, are generally valued on the basis of valuations furnished by a pricing vendor, as derived from such vendor’s pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, benchmark curves or information pertaining to the issuer. The pricing vendor may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Financial futures contracts and options on financial futures contracts listed on commodity exchanges are valued based on the closing price on the primary exchange on which such contracts trade. Interest rate swaps are normally valued using valuations provided by a pricing vendor. Such vendor valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap curves provided by electronic data services or by broker/ dealers. Short-term obligations, maturing in sixty days or less, are valued at amortized cost, which approximates market value. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of a Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable companies, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the company’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related

Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — Each Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. Each Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by each Fund, as exempt-interest dividends. For National Limited Fund, the portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At March 31, 2009, the following Funds, for federal income tax purposes, had capital loss carryforwards which will reduce the respective Fund’s taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

shareholders which would otherwise be necessary to relieve the Funds of any liability for federal income or excise tax. The amounts and expiration dates of the capital loss carryforwards are as follows:

Fund	Amount	Expiration Date
AMT-Free Limited	$175,227	March 31, 2011
	995,128	March 31, 2013
	25,590	March 31, 2015
	647,289	March 31, 2017
National Limited	1,047,498	March 31, 2011
	779,785	March 31, 2012
	1,412,625	March 31, 2013
	721,882	March 31, 2015
	6,352,310	March 31, 2016
	10,299,983	March 31, 2017

Additionally, at March 31, 2009, the AMT-Free Limited Fund and National Limited Fund had net capital losses of $824,521 and $16,204,771, respectively, attributable to security transactions incurred after October 31, 2008. These net capital losses are treated as arising on the first day of the Funds’ taxable year ending March 31, 2010.

As of March 31, 2009, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Funds’ federal tax returns filed in the 3-year period ended March 31, 2009 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust

are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Funds. Pursuant to the respective custodian agreements, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds, and shareholders are indemnified against personal liability for the obligations of the Trust. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction with Securities Held — The Funds may invest in inverse floating rate securities, also referred to as tender option bonds (TOBs), whereby a Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by a Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to Financial Accounting Standards Board (FASB) Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (FAS 140), the Funds account for the transaction described above as a secured borrowing by including the Fixed Rate Bond in their Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in their Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

the broker for redemption at par at each reset date. Interest expense related to the Funds’ liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond, bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At March 31, 2009, the amounts of the Funds’ Floating Rate Notes and related interest rates and collateral were as follows:

Collateral for
	Floating Rate		Floating Rate
	Notes		Notes
Fund	Outstanding	Interest Rate	Outstanding

National Limited	$4,980,000	0.59%	$7,858,266

The Funds may enter into shortfall and forbearance agreements with the broker by which a Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Funds had no shortfalls as of March 31, 2009.

The Funds may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Funds’ investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Funds’ investment policies do not allow the Funds to borrow money for purposes of making investments. Management believes that the Funds’ restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Funds’ Statements of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Funds’ restrictions apply. Inverse Floaters held by the Funds are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Funds may

enter into financial futures contracts. The Funds’ investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, a Fund is required to deposit with the broker, either in cash or securities an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. In entering such contracts, the Fund bears the risk if the counterparties do not perform under the contracts’ terms.

K When-Issued Securities and Delayed Delivery Transactions — The Funds may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Funds maintain security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

2 Distributions to Shareholders

The net investment income of each Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any), are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of a Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital.

The tax character of distributions declared for the years ended March 31, 2009 and March 31, 2008 was as follows:

	AMT-Free	National
Year Ended March 31, 2009	Limited Fund	Limited Fund
Distributions declared from:
Tax-exempt income	$1,605,571	$25,086,973
Ordinary income	$85,918	$27,079

	AMT-Free	National
Year Ended March 31, 2008	Limited Fund	Limited Fund
Distributions declared from:
Tax-exempt income	$1,540,593	$21,395,609
Ordinary income	$20,895	$32,394

During the year ended March 31, 2009, the following amounts were reclassified due to the tax treatment of distributions in excess of net tax-exempt income and differences between book and tax accounting, primarily for accretion of market discount:

	AMT-Free	National
	Limited Fund	Limited Fund
Increase (decrease):
Paid-in capital	$(70,072)	$—
Accumulated net realized loss	$(853)	$(125,304)
Accumulated undistributed net investment income	$70,925	$125,304

These reclassifications had no effect on the net assets or net asset value per share of the Funds.

As of March 31, 2009, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

	AMT-Free	National
	Limited Fund	Limited Fund
Undistributed tax-exempt income	$–	$917,334
Capital loss carryforward and post October losses	$(2,667,755)	$(36,818,854)
Net unrealized appreciation (depreciation)	$892,947	$(33,533,252)
Other temporary differences	$(91,218)	$(1,041,138)

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to futures contracts, accretion of market discount and inverse floaters.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to each Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate
Up to $500 million	0.300%	3.00%
$500 million up to $1 billion	0.275%	2.75%

On average daily net assets of $1 billion or more, the rates are further reduced.

For the year ended March 31, 2009, investment adviser fees incurred by the Funds and the effective annual rates, as a percentage of average daily net assets, were as follows:

	Investment	Effective
Fund	Adviser Fee	Annual Rate
AMT-Free Limited	$192,321	0.43%
National Limited	2,741,473	0.43

EVM serves as administrator of each Fund, but receives no compensation. EVM serves as the sub-transfer agent of each Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, received a portion of the sales charge on sales of Class A shares of the Funds. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5). Sub-transfer agent fees earned by EVM and Class A sales charges that the Funds were informed were received by EVD for the year ended March 31, 2009 were as follows:

	EVM’s Sub-Transfer	EVD’s Class A
Fund	Agent Fees	Sales Charges
AMT-Free Limited	$868	$3,455
National Limited	13,968	25,842

Except for Trustees of the Funds who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Funds out of the investment adviser fee. Trustees of the Funds who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended March 31, 2009,

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

no significant amounts have been deferred. Certain officers and Trustees of the Funds are officers of the above organizations.

4 Distribution Plans

Each Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that each Fund will pay EVD a distribution and service fee not exceeding 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to each Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. The Trustees approved distribution and service fee payments equal to 0.15% per annum of each Fund’s average daily net assets attributable to Class A shares. Distribution and service fees paid or accrued to EVD for the year ended March 31, 2009 for Class A shares amounted to the following:

Class A
Distribution and
Fund	Service Fees

AMT-Free Limited	$51,435

National Limited	787,616

Each Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require each Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the respective Funds. Each Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 3% and 6.25% of the aggregate amount received by each Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the year ended March 31, 2009, the Funds paid or accrued to EVD the following distribution fees, representing 0.75% of the average daily net assets of each Fund’s Class B and Class C shares:

	Class B	Class C
	Distribution	Distribution
Fund	Fees	Fees

AMT-Free Limited	$8,074	$66,048

National Limited	42,329	771,058

At March 31, 2009, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately as follows:

Fund	Class B	Class C
AMT-Free Limited	$1,022,000	$9,955,000
National Limited	1,467,000	17,412,000

The Class B and Class C Plans also authorize the Funds to make payments of service fees to EVD, investment dealers and other persons in amounts not exceeding 0.25% per annum of the average daily net assets attributable to that class. The Trustees approved service fee payments equal to 0.15% per annum of each Fund’s average daily net assets attributable to Class B and Class C shares. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the year ended March 31, 2009 amounted to the following:

	Class B	Class C
Fund	Service Fees	Service Fees
AMT-Free Limited	$1,615	$13,209
National Limited	8,466	154,211

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within four years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 3% in the case of redemptions in the first year after purchase, declining half a percentage point in the second and third year and one percentage point in the fourth year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under each Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to each Fund. For the year ended March 31, 2009, the Funds were

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

informed that EVD received approximately the following amounts of CDSCs paid by Class A, Class B and Class C shareholders:

Fund	Class A	Class B	Class C
AMT-Free Limited	$300	$8,000	$400
National Limited	100,000	14,000	27,000

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, for the year ended March 31, 2009 were as follows:

Fund	Purchases	Sales
AMT-Free Limited	$54,878,187	$33,583,133
National Limited	209,997,126	202,861,010

7 Shares of Beneficial Interest

Each Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Funds) and classes. Transactions in Fund shares were as follows:

AMT-Free Limited Fund
	Year Ended March 31,
Class A	2009	2008
Sales	2,992,848	370,678
Issued to shareholders electing to receive
payments of distributions in Fund shares	84,122	63,755
Redemptions	(907,639)	(890,150)
Exchange from Class B shares	61,223	165,022
Net increase (decrease)	2,230,554	(290,695)

	Year Ended March 31,
Class B	2009	2008
Sales	81,336	88,494
Issued to shareholders electing to receive
payments of distributions in Fund shares	2,052	3,208
Redemptions	(47,714)	(68,308)
Exchange to Class A shares	(61,183)	(164,923)
Net decrease	(25,509)	(141,529)

	Year Ended March 31,
Class C	2009	2008
Sales	559,392	163,733
Issued to shareholders electing to receive
payments of distributions in Fund shares	15,366	11,775
Redemptions	(286,730)	(253,409)
Net increase (decrease)	288,028	(77,901)

National Limited Fund
	Year Ended March 31,
Class A	2009	2008
Sales	29,829,409	41,246,963
Issued to shareholders electing to receive
payments of distributions in Fund shares	1,444,865	1,228,854
Redemptions	(31,669,859)	(23,789,515)
Exchange from Class B shares	370,690	567,874
Net increase (decrease)	(24,895)	19,254,176

	Year Ended December 31,
Class B	2009	2008
Sales	533,121	352,741
Issued to shareholders electing to receive
payments of distributions in Fund shares	9,991	15,752
Redemptions	(161,765)	(242,951)
Exchange to Class A shares	(370,340)	(567,495)
Net increase (decrease)	11,007	(441,953)

	Year Ended December 31,
Class C	2009	2008
Sales	5,916,492	5,790,528
Issued to shareholders electing to receive
payments of distributions in Fund shares	168,622	126,175
Redemptions	(4,756,943)	(3,421,894)
Net increase	1,328,171	2,494,809

8 Federal Income Tax Basis of Investments The cost and unrealized appreciation (depreciation) of investments of each Fund at March 31, 2009, as determined on a federal income tax basis, were as follows:

AMT-Free Limited Fund
Aggregate cost	$58,710,636
Gross unrealized appreciation	$2,728,157
Gross unrealized depreciation	(1,835,210)
Net unrealized appreciation	$892,947
National Limited Fund
Aggregate cost	$637,439,967
Gross unrealized appreciation	$13,202,550
Gross unrealized depreciation	(46,735,802)
Net unrealized depreciation	$(33,533,252)

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

9 Line of Credit

The Funds participate with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Funds solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. The Funds did not have any significant borrowings or allocated fees during the year ended March 31, 2009.

10 Financial Instruments

The Funds may trade in financial instruments with off-balance sheet risk in the normal course of their investing activities. These financial instruments may include financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment a Fund has in particular classes of financial instruments and does not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments outstanding at March 31, 2009 is as follows:

Futures Contracts
					Net
	Expiration			Aggregate	Unrealized
Fund	Date	Contracts	Position Cost	Value	Depreciation
AMT-Free Limited	6/09	40
		U.S. Treasury Bond	Short	$(5,104,860) $ (5,188,125)	$(83,265)
National Limited	6/09	477
		U.S. Treasury Bond	Short	$(60,875,456) $(61,868,391)	$(992,935)
	6/09	439
		U.S. Treasury Note	Short	$(53,615,579) $(54,470,297)	$(854,718)

At March 31, 2009, the Funds had sufficient cash and/or securities to cover commitments under these contracts.

11 Fair Value Measurements

The Funds adopted FASB Statement of Financial Accounting Standards No. 157 (FAS 157), “Fair Value Measurements”, effective April 1, 2008. FAS 157 established a three-tier hierarchy to prioritize the assumptions, referred to as inputs, used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments

  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At March 31, 2009, the inputs used in valuing the Funds’ investments, which are carried at value, were as follows:

AMT-Free Limited Fund
		Investments in	Other Financial
	Valuation Inputs	Securities	Instruments*
Level 1	Quoted Prices	$—	$(83,265)
Level 2	Other Significant Observable Inputs	59,603,583	—
Level 3	Significant Unobservable Inputs	—	—
Total		$59,603,583	$(83,265)

National Limited Fund
		Investments in	Other Financial
	Valuation Inputs	Securities	Instruments*
Level 1	Quoted Prices	$—	$(1,847,653)
Level 2	Other Significant Observable Inputs	608,886,715	—
Level 3	Significant Unobservable Inputs	—	—
Total		$608,886,715	$(1,847,653)

*	Other financial instruments are futures contracts not reflected in the Portfolio of Investments, which are valued at the unrealized appreciation (depreciation) on the instrument.

The Funds held no investments or other financial instruments as of March 31, 2008 whose fair value was determined using Level 3 inputs.

12 Recently Issued Accounting Pronouncement

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (FAS 161), “Disclosures about Derivative Instruments and Hedging Activities”. FAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities, including qualitative disclosures about the objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative instruments. FAS 161 is effective for fiscal years and interim periods beginning after

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

NOTES TO FINANCIAL STATEMENTS CON T ’D

November 15, 2008. Management is currently evaluating the impact the adoption of FAS 161 will have on the Funds’ financial statement disclosures.

13 Subsequent Event — Proposed Plan of

Reorganization

On April 27, 2009, the Trustees of the Trust approved an Agreement and Plan of Reorganization whereby National Limited Fund would acquire substantially all the assets and assume substantially all the liabilities of Eaton Vance Ohio Limited Maturity Municipals Fund in exchange for shares of National Limited Fund. The proposed reorganization is subject to approval by the shareholders of Eaton Vance Ohio Limited Maturity Municipals Fund.

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Investment Trust and Shareholders of Eaton Vance AMT-Free Limited Maturity Municipals Fund (formerly Eaton Vance Florida Plus Limited Maturity Municipals Fund) and Eaton Vance National Limited Maturity Municipals Fund:

We have audited the accompanying statements of assets and liabilities of Eaton Vance AMT-Free Limited Maturity Municipals Fund (formerly Eaton Vance Florida Plus Limited Maturity Municipals Fund) and Eaton Vance National Limited Maturity Municipals Fund (collectively, the “Funds”) (certain of the funds constituting Eaton Vance Investment Trust), including the portfolios of investments, as of March 31, 2009, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of the Funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2009, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of Eaton Vance AMT-Free Limited Maturity Municipals Fund and Eaton Vance National Limited Maturity Municipals Fund as of March 31, 2009, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
May 15, 2009

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

FEDERAL TAX IN FORMATION (Unaudited)

The Form 1099-DIV you receive in January 2010 will show the tax status of all distributions paid to your account in calendar 2009. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in a Fund. As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of a Fund’s fiscal year end regarding the status of exempt-interest dividends.

Exempt-Interest Dividends. The Funds designate the following percentages of dividends from net investment income as an exempt-interest dividend.

AMT-Free Limited Maturity Municipals Fund	94.92%
National Limited Maturity Municipals Fund	99.89%

Eaton Vance Limited Maturity Municipals Funds as of March 31, 2009

SPECIAL MEETING OF S HAREHOLDERS (Unaudited)

Eaton Vance AMT-Free Limited Maturity Municipals Fund

The Fund held a Special Meeting of Shareholders on November 14, 2008 to elect Trustees. The results of the vote were as follows:

	Number of Shares
Nominee for Trustee	For	Withheld
Benjamin C. Esty	3,602,458	76,240
Thomas E. Faust Jr.	3,602,458	76,240
Allen R. Freedman	3,602,458	76,240
William H. Park	3,602,458	76,240
Ronald A. Pearlman	3,602,458	76,240
Helen Frame Peters	3,602,458	76,240
Heidi L. Steiger	3,602,458	76,240
Lynn A. Stout	3,602,458	76,240
Ralph F. Verni	3,602,458	76,240

Eaton Vance National Limited Maturity Municipals Fund

The Fund held a Special Meeting of Shareholders on November 14, 2008 to elect Trustees. The results of the vote were as follows:

	Number of Shares
Nominee for Trustee	For	Withheld
Benjamin C. Esty	63,202,717	173,923
Thomas E. Faust Jr.	63,167,952	208,689
Allen R. Freedman	63,121,934	254,707
William H. Park	63,189,657	186,984
Ronald A. Pearlman	63,111,061	265,580
Helen Frame Peters	63,197,258	179,382
Heidi L. Steiger	63,164,215	212,426
Lynn A. Stout	63,205,685	170,955
Ralph F. Verni	63,166,059	210,582

Eaton Vance Limited Maturity Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

A MT-Fr ee Lim ite d M aturity M unic ipals F und

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 21, 2008, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2008. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

  An independent report comparing each fund’s total expense ratio and its components to comparable funds;

  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;

  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;

  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;

  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;

  Data relating to portfolio turnover rates of each fund;

  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;

  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

  Copies of or descriptions of each adviser’s proxy voting policies and procedures;

  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

  The terms of each advisory agreement.

Eaton Vance Limited Maturity Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

A MT-Fr ee Lim ite d M aturity M unic ipals F und

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2008, the Board met eleven times and the Contract Review Committee, the Audit Committee and the Governance Committee, each of which is a Committee comprised solely of Independent Trustees, met twelve, seven and five times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective. The Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee are newly established and did not meet during the twelve-month period ended April 30, 2008.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of the Eaton Vance AMT-Free Limited Maturity Municipals Fund (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund. In particular, the Board evaluated the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal obligations. Specifically, the Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Funds. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission.

The Board also considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Eaton Vance Limited Maturity Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

A MT-Fr ee Lim ite d M aturity M unic ipals F und

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2007 for the Fund in operation over such periods. On the basis of the foregoing and other relevant information, the Board concluded that the performance of the Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by the Fund (referred to collectively as “management fees”). As part of its review, the Board considered the Fund’s management fee and total expense ratio for the one year period ended September 30, 2007, as compared to a group of similarly managed funds selected by an independent data provider.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to the Fund that the management fees charged to the Fund for advisory and related services and the total expense ratio of the Fund are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and, if applicable, its affiliates in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with its relationship with the Fund.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of the advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance Limited Maturity Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

National Lim ite d M at urity M unic ipals F und

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 21, 2008, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2008. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

  An independent report comparing each fund’s total expense ratio and its components to comparable funds;

  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;

  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;

  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;

  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;

  Data relating to portfolio turnover rates of each fund;

  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;

  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

  Copies of or descriptions of each adviser’s proxy voting policies and procedures;

  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

  The terms of each advisory agreement.

Eaton Vance Limited Maturity Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

National Lim ite d M at urity M unic ipals F und

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2008, the Board met eleven times and the Contract Review Committee, the Audit Committee and the Governance Committee, each of which is a Committee comprised solely of Independent Trustees, met twelve, seven and five times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective. The Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee are newly established and did not meet during the twelve-month period ended April 30, 2008.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of the Eaton Vance National Limited Maturity Municipals Fund (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in particular foreign markets or industries. Specifically, the Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Funds. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement.

Eaton Vance Limited Maturity Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

National Lim ite d M at urity M unic ipals F und

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2007 for the Fund. On the basis of the foregoing and other relevant information, the Board concluded that the performance of the Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by the Fund, (referred to as “management fees”). As part of its review, the Board considered the Fund’s management fee and total expense ratio for the year ended September 30, 2007, as compared to a group of similarly managed funds selected by an independent data provider.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to the Fund that the management fee charged to the Fund for advisory and related services and the total expense ratio of the Fund are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and, if applicable, its affiliates in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser in connection with its relationship with the Fund.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the Adviser’s profitability may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of the advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance Limited Maturity Municipals Funds

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of Eaton Vance Investment Trust (the Trust) are responsible for the overall management and supervision of the Trust’s affairs. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Fund’s principal underwriter and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below.

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Name and	with the	Length of	Principal Occupation(s)	Overseen By
Date of Birth	Trust	Service	During Past Five Years	Trustee(1)	Other Directorships Held

Interested Trustee

Thomas E. Faust Jr.	Trustee	Since 2007	Chairman, Chief Executive Officer and President of EVC, Director	174	Director of EVC
5/31/58			and President of EV, Chief Executive Officer and President of
			EVM and BMR, and Director of EVD. Trustee and/or Officer of
			174 registered investment companies and 4 private companies
			managed by EVM or BMR. Mr. Faust is an interested person
			because of his positions with EVM, BMR, EVD, EVC and EV,
			which are affiliates of the Trust.

Noninterested Trustees

Benjamin C. Esty	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration,	174	None
1/2/63			Harvard University Graduate School of Business Administration.

Allen R. Freedman	Trustee	Since 2007	Former Chairman (2002-2004) and a Director (1983-2004) of	174	Director of Assurant, Inc. (insurance provider)
4/3/40			Systems & Computer Technology Corp. (provider of software to		and Stonemor Partners, L.P. (owner and
			higher education). Formerly, a Director of Loring Ward		operator of cemeteries)
			International (fund distributor) (2005-2007). Formerly,
			Chairman and a Director of Indus International, Inc. (provider of
			enterprise management software to the power generating
			industry) (2005-2007).

William H. Park	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	174	None
9/19/47			finance company) (since 2006). Formerly, President and Chief
			Executive Officer, Prizm Capital Management, LLC (investment
			management firm) (2002-2005).

Ronald A. Pearlman	Trustee	Since 2003	Professor of Law, Georgetown University Law Center.	174	None
7/10/40

Helen Frame Peters	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston	174	Director of Federal Home Loan Bank of Boston
3/22/48			College. Adjunct Professor of Finance, Peking University, Beijing,		(a bank for banks) and BJ’s Wholesale Clubs
			China (since 2005).		(wholesale club retailer); Trustee of SPDR
					Index Shares Funds and SPDR Series Trust
					(exchange traded funds)

Heidi L. Steiger	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	174	Director of Nuclear Electric Insurance Ltd.
7/8/53			management firm) (since 2008); Senior Advisor (since 2008),		(nuclear insurance provider) and Aviva USA
			President (2005-2008), Lowenhaupt Global Advisors, LLC		(insurance provider)
			(global wealth management firm). Formerly, President and
			Contributing Editor, Worth Magazine (2004-2005). Formerly,
			Executive Vice President and Global Head of Private Asset
			Management (and various other positions), Neuberger Berman
			(investment firm) (1986-2004).

Eaton Vance Limited Maturity Municipals Funds

MANAGEMENT AND ORGANIZATION CON T’D

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Name and	with the	Length of	Principal Occupation(s)	Overseen By
Date of Birth	Trust	Service	During Past Five Years	Trustee(1)	Other Directorships Held

Noninterested Trustees (continued)

Lynn A. Stout	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since	174	None
9/14/57			2006) and Professor of Law (2001-2006), University of
California at Los Angeles School of Law.

Ralph F. Verni	Chairman of	Chairman of the Board	Consultant and private investor.	174	None
1/26/43	the Board	since 2007 and Trustee
	and Trustee	since 2005

Principal Officers who are not Trustees

Term of
		Position(s)	Office and
Name and		with the	Length of		Principal Occupation(s)
Date of Birth		Trust	Service		During Past Five Years

Cynthia J. Clemson		President	Since 2005	Vice President of EVM and BMR. Officer of 92 registered investment companies
3/2/63				managed by EVM or BMR.

William H. Ahern, Jr.		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 76 registered investment companies
7/28/59				managed by EVM or BMR.

Craig R. Brandon		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 45 registered investment companies
12/21/66				managed by EVM or BMR.

Robert B. MacIntosh		Vice President	Since 1993	Vice President of EVM and BMR. Officer of 92 registered investment companies
1/22/57				managed by EVM or BMR.

Thomas M. Metzold		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 46 registered investment companies
8/3/58				managed by EVM or BMR.

Adam A. Weigold		Vice President	Since 2007	Vice President of EVM and BMR. Officer of 72 registered investment companies
3/22/75				managed by EVM or BMR.

Barbara E. Campbell		Treasurer	Since 2005	Vice President of EVM and BMR. Officer of 174 registered investment companies
6/19/57				managed by EVM or BMR.

Maureen A. Gemma		Secretary and Chief Legal	Secretary since 2007 and	Vice President of EVM and BMR. Officer of 174 registered investment companies
5/24/60		Officer	Chief Legal Officer since	managed by EVM or BMR.
2008

Paul M. O’Neil		Chief Compliance Officer	Since 2004	Vice President of EVM and BMR. Officer of 174 registered investment companies
7/11/53				managed by EVM or BMR.

(1)

Includes both master and feeder funds in a master-feeder structure.

The SAI for the Funds includes additional information about the Trustees and officers of the Funds and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

Investment Adviser
Boston Management and Research

Two International Place
Boston, MA 02110

Fund Administrator
Eaton Vance Management

Two International Place
Boston, MA 02110

Principal Underwriter
Eaton Vance Distributors, Inc.

Two International Place
Boston, MA 02110
(617) 482-8260

Custodian
State Street Bank and Trust Company

200 Clarendon Street
Boston, MA 02116

Transfer Agent
PNC Global Investment Servicing

Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

Independent Registered Public Accounting Firm
Deloitte & Touche LLP

200 Berkeley Street
Boston, MA 02116-5022

Eaton Vance Limited Maturity Municipals Funds
Two International Place
Boston, MA 02110

     This report must be preceded or accompanied by a current prospectus. Before investing, investors should consider carefully a Fund’s investment objective(s), risks, and charges and expenses. The Funds’ current prospectus contains this and other information about the Funds and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

439-5/09	LNAMTSRC